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                                                                 Exhibit 1








                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                  BY AND AMONG
                                  divine, inc.,
                             DVC Acquisition Company
                                       and
                                Viant Corporation

                                  April 5, 2002



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                                Table of Contents
                                -----------------

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                                                                            ----


ARTICLE I THE MERGER; EFFECTIVE TIME; CLOSING................................2

         1.1 The Merger......................................................2
         1.2 Effective Time..................................................2
         1.3 Closing.........................................................2
         1.4 Effect of the Merger............................................2
         1.5 Appraisal Rights................................................2

ARTICLE II CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
CORPORATION..................................................................2

         2.1 Certificate of Incorporation; Name..............................2
         2.2 Bylaws..........................................................3
         2.3 Additional Actions..............................................3

ARTICLE III DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION..............3

         3.1 Directors.......................................................3
         3.2 Officers........................................................3

ARTICLE IV MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES
IN THE MERGER................................................................3

         4.1 Consideration for the Merger; Conversion or Cancellation of
             Shares in the Merger............................................3
         4.2 Payment for Company Shares in the Merger........................5
         4.3 Cash In Lieu of Fractional Parent Shares........................7
         4.4 Transfer of Shares after the Effective Time.....................7
         4.5 Lost, Stolen or Destroyed Certificates..........................7

ARTICLE V REPRESENTATIONS AND WARRANTIES.....................................7

         5.1 Representations and Warranties of Parent and Merger Sub.........7
         5.2 Representations and Warranties of the Company..................25

ARTICLE VI ADDITIONAL COVENANTS AND AGREEMENTS..............................43

         6.1 Conduct of Business of the Company.............................43
         6.2 Conduct of Business of Parent..................................47
         6.3 No Solicitation................................................49
         6.4 Meetings of Stockholders.......................................51
         6.5 Registration Statement.........................................52
         6.6 Reasonable Efforts.............................................53
         6.7 Access to Information..........................................53


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                                Table of Contents
                                -----------------
                                   (continued)

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         6.8 Publicity......................................................55
         6.9 Affiliates of the Company......................................55
         6.10 Maintenance of Insurance......................................55
         6.11 Filings; Other Action.........................................55
         6.12 Tax Free Reorganization Treatment.............................56
         6.13 Indemnification...............................................56
         6.14 Company ESPP..................................................57
         6.15 Exemption from Liability Under Section 16(b)..................57
         6.16 Form S-8......................................................58
         6.17 NNM Listing...................................................58
         6.18 Company Rights Agreement......................................58
         6.19 Parent Rights Agreement.......................................59
         6.20 Granting of Additional Parent Options.........................59
         6.21 Employee Benefit Plans........................................59
         6.22 Additional Company Covenant...................................60
         6.23 Additional Parent Covenant....................................60

ARTICLE VII CONDITIONS......................................................60

         7.1 Conditions to Each Party's Obligations.........................60
         7.2 Conditions to the Obligations of the Company...................61
         7.3 Conditions to the Obligations of Parent........................62

ARTICLE VIII TERMINATION....................................................63

         8.1 Termination by Mutual Consent..................................63
         8.2 Termination by either the Company or Parent....................63
         8.3 Termination by the Company.....................................64
         8.4 Termination by Parent..........................................65
         8.5 Effect of Termination; Termination Fee.........................65

ARTICLE IX MISCELLANEOUS AND GENERAL........................................68

         9.1 Payment of Expenses............................................68
         9.2 Non-Survival of Representations and Warranties.................68
         9.3 Modification or Amendment......................................68
         9.4 Waiver of Conditions...........................................69
         9.5 Counterparts...................................................69
         9.6 Governing Law; Jurisdiction....................................69
         9.7 Notices........................................................69
         9.8 Entire Agreement; Assignment...................................70
         9.9 Parties in Interest............................................70
         9.10 Certain Definitions...........................................70
         9.11 Severability..................................................73


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                                Table of Contents
                                -----------------
                                   (continued)

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         9.12 Specific Performance..........................................73
         9.13 Recovery of Attorney's Fees...................................73
         9.14 Captions......................................................73
         9.15 No Strict Construction........................................73


                                       iii

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                             TABLE OF DEFINED TERMS

Acquisition.......................................................Section 8.5(b)
Additional Parent Options...........................................Section 6.21
Agreement...........................................................Introduction
Assumed Option.......................................................Section 4.1
Authorized Representatives...........................................Section 6.7
Base Termination Fee..............................................Section 8.5(b)
Certificate of Merger................................................Section 1.2
Certificates......................................................Section 4.2(b)
Closing..............................................................Section 1.3
Closing Date.........................................................Section 1.3
Code....................................................................Recitals
Commercial Software...........................Section 5.1(p)(vii) & 5.2(o)(viii)
Company.............................................................Introduction
Company Acquisition Proposal......................................Section 6.3(a)
Company Affiliate....................................................Section 6.9
Company Affiliate Letter.............................................Section 6.9
Company Contract..............................................Section 5.2(p)(ii)
Company Disclosure Schedule..........................................Section 5.2
Company ESPP..................................................Section 5.2(b)(ii)
Company Embedded Products...................................Section 5.2(o)(viii)
Company Equivalents...........................................Section 5.2(b)(ii)
Company Financial Statements..................................Section 5.2(h)(ii)
Company Insiders.................................................Section 6.15(c)
Company Insurance Policies........................................Section 5.2(t)
Company Key Employees.......................................Section 5.2(p)(i)(2)
Company Options..................................................Section 9.10(a)
Company Option Plans..........................................Section 5.2(b)(ii)
Company Participant.................................................Section 6.21
Company Plan Affiliate.........................................Section 5.2(n)(i)
Company Rights...................................................Section 9.10(b)
Company Rights Agent.............................................Section 9.10(c)
Company Rights Agreement.........................................Section 9.10(d)
Company Proprietary Rights.....................................Section 5.2(o)(i)
Company Scheduled Plans........................................Section 5.2(n)(i)
Company SEC Reports............................................Section 5.2(h)(i)
Company Shares....................................................Section 4.1(a)
Company Significant Tax Agreement................................Section 9.10(e)
Company Software.............................................Section 5.2(o)(vii)
Company Software Authors.....................................Section 5.2(o)(vii)
Company Stockholders....................................................Recitals
Company Stockholders Meeting......................................Section 6.4(a)
Company Superior Proposal.........................................Section 6.3(a)
Company Voting Agreement................................................Recitals

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Confidentiality Agreement............................................Section 6.7
Continuing Employees................................................Section 6.21
Conversion Ratio..................................................Section 4.1(c)
DGCL.................................................................Section 1.1
Dividend Amount...............................................Section 6.1(h)(ii)
EDGAR..........................................................Section 5.1(i)(i)
Effective Time.......................................................Section 1.2
Encumbrance......................................................Section 9.10(f)
Environmental Laws.......................................Section 5.1(s) & 5.2(r)
ERISA............................................................Section 9.10(g)
Exchange Act......................................................Section 5.1(g)
Exchange Agent....................................................Section 4.2(a)
Fees and Expenses.................................................Section 8.5(b)
Fractional Securities Fund...........................................Section 4.3
GAAP..........................................................Section 5.1(i)(ii)
Governmental Entity..............................................Section 9.10(h)
Hazardous Material.......................................Section 5.1(s) & 5.2(r)
HSR Act...........................................................Section 5.1(g)
Indemnified Personnel............................................Section 6.13(a)
Knowledge and Knowing............................................Section 9.10(i)
Material Adverse Effect..........................................Section 9.10(j)
Merger..................................................................Recitals
Merger Sub..........................................................Introduction
NNM..................................................................Section 4.3
Parent..............................................................Introduction
Parent Acquisition Proposal.......................................Section 8.5(c)
Parent Common Stock...............................................Section 4.1(a)
Parent Contract...............................................Section 5.1(q)(ii)
Parent Disclosure Schedule...........................................Section 5.1
Parent ESPP...................................................Section 5.1(c)(ii)
Parent Embedded Products.....................................Section 5.1(p)(vii)
Parent Equivalents............................................Section 5.1(c)(ii)
Parent Financial Statements...................................Section 5.1(i)(ii)
Parent Insurance Policies.........................................Section 5.1(u)
Parent Option Plan............................................Section 5.1(c)(ii)
Parent Plan Affiliate..........................................Section 5.1(o)(i)
Parent Proprietary Rights......................................Section 5.1(p)(i)
Parent Rights.....................................................Section 4.1(a)
Parent Rights Agreement..........................................Section 9.10(k)
Parent SEC Reports.............................................Section 5.1(i)(i)
Parent Scheduled Plans.........................................Section 5.1(o)(i)
Parent Significant Tax Agreement.................................Section 9.10(l)
Parent Software............................................Section 5.1(n)(vi)(p)
Parent Software Authors....................................Section 5.1(n)(vi)(p)
Parent Shares.....................................................Section 4.1(a)


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Parent Stock Price...................................................Section 4.3
Parent Stockholders.....................................................Recitals
Parent Stockholders Meeting.......................................Section 6.4(b)
Parent Voting Agreement.................................................Recitals
Parties.............................................................Introduction
Per Share Consideration...........................................Section 4.1(a)
Per Share Dividend Amount.....................................Section 6.1(h)(ii)
Person...........................................................Section 9.10(m)
Price Per Share...................................................Section 4.1(c)
Proprietary Rights............................Section 5.1(p)(vii) & 5.2(o)(viii)
Proxy Statement......................................................Section 6.5
Representatives......................................................Section 6.3
Restraints........................................................Section 7.1(c)
Returns..........................................................Section 9.10(l)
S-4 Effective Date...................................................Section 6.5
S-4 Registration Statement...........................................Section 6.5
SEC............................................................Section 5.1(i)(i)
Section 16 Information...........................................Section 6.15(b)
Securities Act................................................Section 5.1(c)(iv)
Share Consideration...............................................Section 4.2(a)
Stock Merger Exchange Fund........................................Section 4.2(a)
Stock Payment.....................................................Section 4.1(a)
Subsidiary.......................................................Section 9.10(o)
Surviving Corporation................................................Section 1.1
Tax..............................................................Section 9.10(p)
Termination Fee...................................................Section 8.5(b)
Transaction.......................................................Section 6.2(c)
Transaction Expenses.................................................Section 9.1
1996 Option Plan..................................................Section 4.1(c)
1999 Option Plan..................................................Section 4.1(c)


                                      iii
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                                    EXHIBITS

Form of Company Voting Agreement.....................................Exhibit A-1
Form of Parent Voting Agreement......................................Exhibit A-2
Form of Company Affiliate Letter.......................................Exhibit B










                                       iv
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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "AGREEMENT") is made and entered into as of April 5, 2002, by and among DIVINE, INC., a Delaware corporation ("PARENT"), DVC ACQUISITION COMPANY, a Delaware corporation and a direct wholly owned Subsidiary of Parent ("MERGER SUB"), and VIANT CORPORATION, a Delaware corporation (the "COMPANY"). Parent, Merger Sub and the Company are referred to collectively herein as the "PARTIES." Capitalized terms used herein are defined as referenced in the Table of Defined Terms contained herein.

                                    RECITALS

         WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company have determined that it is in the best interests of each corporation and their respective stockholders that the Company and Parent enter into a business combination through the merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger and declared the Merger advisable to their respective stockholders;

         WHEREAS, pursuant to the Merger, the outstanding shares of common stock of the Company shall be converted into shares of common stock of Parent at the rate set forth herein;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE") and that this Agreement shall be a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g);

         WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, all officers and directors of the Company and their respective affiliates and certain other principal stockholders of the Company (the "COMPANY STOCKHOLDERS") are entering into Company Voting Agreements in substantially the form attached hereto as Exhibit A-1 (the "COMPANY VOTING AGREEMENT"); and

         WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to the Company's willingness to enter into this Agreement, all executive officers and directors of Parent and certain affiliates of such officers and directors (the "PARENT STOCKHOLDERS") are entering into Parent Voting Agreements in substantially the form attached hereto as Exhibit A-2 (the "PARENT VOTING AGREEMENT").

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

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                                    ARTICLE I

                       THE MERGER; EFFECTIVE TIME; CLOSING

         1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the successor or surviving corporation and shall continue its existence under the laws of the state of Delaware. The Company, as the surviving corporation after the consummation of the Merger, shall be sometimes hereinafter referred to as the "SURVIVING CORPORATION."

         1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, the Parties shall cause the Merger to be consummated by filing the duly executed certificate of merger of Merger Sub and the Company (the "CERTIFICATE OF MERGER") with the Office of the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on the Closing Date, and shall take all other action required by law to effect the Merger. The Merger shall become effective upon such filing or at such time thereafter as shall be agreed by the Parties and provided in the Certificate of Merger (the "EFFECTIVE TIME").

         1.3 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., local time, at the offices of counsel for Parent, on the second business day after all of the conditions to the obligations of the Parties to consummate the Merger as set forth in Article VII have been satisfied or waived (other than those conditions that, by their terms, are to be satisfied or waived on the Closing Date), or such other date, time or place as shall be agreed to in writing by the Parties (the "CLOSING DATE").

         1.4 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.5 APPRAISAL RIGHTS. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to the holders of Company Shares in connection with the Merger.

                                   ARTICLE II

       CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

         2.1 CERTIFICATE OF INCORPORATION; NAME. At the Effective Time, subject to the provisions of SECTION 6.11 hereof, the certificate of incorporation of the Surviving Corporation


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shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and such certificate of incorporation, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation (except that the name of the Surviving Corporation shall be "Viant Corporation").

         2.2 BYLAWS. At the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

         2.3 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company, or (b) otherwise carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are authorized to take, and will take, any and all such lawful actions.

                                  ARTICLE III

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         3.1 DIRECTORS. The directors of Merger Sub shall be the initial directors of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

         3.2 OFFICERS. The officers of Merger Sub shall be the initial officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

                                   ARTICLE IV

     MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

         4.1 CONSIDERATION FOR THE MERGER; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER. At the Effective Time, the manner of converting or canceling shares of the Company and Merger Sub shall be as follows:

                  (a) Conversion of Company Stock. Subject to the provisions of
         SECTION 4.3 hereof, each share of common stock, par value $0.001 per share of the Company ("COMPANY SHARES") (including the associated Company Rights) issued and outstanding immediately prior to the Effective Time (excluding any Company Shares described in


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         SECTION 4.1(d)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive an amount per share equal to 3.977 shares (the "STOCK PAYMENT") of Parent's Class A common stock, par value $0.001 per share (the "PARENT COMMON STOCK") (and associated rights to purchase Parent's Series A Junior Participating Preferred Stock, par value $0.001 per share (the "PARENT RIGHTS")) (rounded down to the nearest full share). The shares of Parent Common Stock issuable in connection with the Merger and the transactions contemplated thereby are referred to herein as the "PARENT SHARES," and the Stock Payment, together with the applicable amount of cash in lieu of fractional shares, are referred to as the "PER SHARE CONSIDERATION." All Company Shares, together with the associated Company Rights, to be converted into the Per Share Consideration pursuant to this Section 4.1(a) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and cease to exist, and each holder of a certificate representing any such Company Shares shall thereafter cease to have any rights with respect to such Company Shares and the associated Company Rights, except the right to receive for each of the Company Shares, together with the associated Company Rights, upon the surrender of such certificate in accordance with Section 4.2, the Per Share Consideration, as specified above (rounded down to the nearest full share).

                  (b) Stock of Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into and exchanged for one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. Each stock certificate representing any shares of Merger Sub shall continue to represent ownership of such shares of capital stock of the Surviving Corporation.

                  (c) Outstanding Company Options. At the Effective Time, each Company Option, whether vested or unvested, that is then outstanding and unexercised pursuant to the Company's 1996 Stock Option Plan (the "1996 OPTION PLAN") and the Company's 1999 Stock Option Plan as amended and restated (the "1999 OPTION PLAN") shall be assumed by Parent and shall become and represent an option to purchase (an "ASSUMED OPTION") that number of whole shares of Parent Common Stock (rounded down to the nearest full share), determined by multiplying (A) the number of Company Shares subject to such Company Option immediately prior to the Effective Time by (B) the Conversion Ratio, at a per share exercise price equal to the exercise price of such Company Option divided the Conversion Ratio rounded up to the nearest whole cent. Parent shall pay cash to holders of Company Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Assumed Options for Parent Common Stock. Parent shall reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise of such Assumed Options. For purposes hereof, the "CONVERSION RATIO" shall be equal to the sum of (i) Stock Payment and (ii) the quotient of (A) the Per Share Dividend Amount and (B) $.55.

                  (d) Cancellation of Parent Owned and Treasury Stock. Immediately prior to the Effective Time, all of the Company Shares, together with the associated Company

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         Rights, that are owned by Parent, any direct or indirect wholly-owned
         Subsidiary of Parent or by the Company as treasury stock shall automatically cease to be outstanding, shall be canceled and shall cease to exist and no Parent Shares shall be delivered in exchange therefor.

                  (e) Adjustment for Organic Changes. In the event of any reclassification, stock split, distribution, stock dividend, reorganization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities or any other dividend or distribution in Parent Common Stock with respect to outstanding Parent Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the number of Parent Shares, the Stock Payment and the Conversion Ratio, and all references to the number of Parent Shares, the Stock Payment and the Conversion Ratio in this Agreement shall be deemed to be to the number of Parent Shares, the Stock Payment and the Conversion Ratio as so adjusted.

         4.2 PAYMENT FOR COMPANY SHARES IN THE MERGER. The manner of making payment for Company Shares in the Merger shall be as follows:

                  (a) Exchange Agent. On or prior to the Closing Date, Parent shall make available to Computershare Investor Services, LLC, or another entity mutually agreed upon by the Parties (the "EXCHANGE AGENT"), for the benefit of the holders of Company Shares, a sufficient number of certificates representing the Parent Shares required to effect the delivery of the aggregate consideration in Parent Shares and cash for the Fractional Securities Fund (as defined in SECTION 4.3) (collectively, the "SHARE CONSIDERATION" and the certificates representing the Parent Shares comprising such Share Consideration being referred to hereinafter as the "STOCK MERGER EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Per Share Consideration out of the Stock Merger Exchange Fund and the Fractional Securities Fund, as the case may be. The Stock Merger Exchange Fund and the Fractional Securities Fund shall not be used for any purpose other than as set forth in this Agreement.

                  (b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Company Shares and associated Company Rights (the "CERTIFICATES") (i) a form of letter of transmittal, in a form reasonably satisfactory to the Parties (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Subject to SECTION 4.5, upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, each duly executed, and any other reasonably required documents, the holder of such Certificates shall be entitled to receive for each of the Company Shares and associated Company Rights represented by such Certificates, the Per Share

         Consideration, without interest, allocable to such Certificates and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, such Certificates shall represent solely the right to receive the Per Share Consideration allocable to such Certificates.

                  (c) Distributions with respect to Unexchanged Shares. No dividends or other distributions on Parent Common Stock having a record date after the Effective Time and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Shares until such Persons surrender their Certificates as provided in SECTION 4.2(b) above. Upon such surrender, there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Shares between the Effective Time and the time of such surrender. After such surrender there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions on such Parent Shares which shall have a record date after the date of such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                  (d) Transfers of Ownership. If any certificate representing Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  (e) No Liability. Neither the Exchange Agent nor any of the Parties shall be liable to a holder of Company Shares for any Per Share Consideration or any dividend to which the holders thereof are entitled, that are delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Shares for the account of the Persons entitled thereto.

                  (f) Termination of Funds. Subject to applicable law, any portion of the Stock Merger Exchange Fund or the Fractional Securities Fund that remains unclaimed by the former stockholders of the Company for one (1) year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholder of the Company shall thereafter look only to Parent for payment of their applicable claim for the Per Share Consideration for their Company Shares.

         4.3 CASH IN LIEU OF FRACTIONAL PARENT SHARES. No fractional Parent Shares shall be issued in the Merger. Each holder of Company Shares and associated Company Rights shall be entitled to receive in lieu of any fractional Parent Shares to which such holder otherwise would have been entitled pursuant to SECTION 4.2 (after taking into account all Company Shares and associated Company Rights then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a Parent Share to which such holder otherwise would have been entitled and (ii) the closing sale price of Parent Common Stock on the Nasdaq National Market ("NNM") on the trading day immediately prior to the Effective Time (the "PARENT STOCK PRICE") (the cash comprising such aggregate payments in lieu of fractional Parent Shares being hereinafter referred to as the "FRACTIONAL SECURITIES FUND").

         4.4 TRANSFER OF SHARES AFTER THE EFFECTIVE TIME. All Per Share Consideration issued upon the surrender for exchange of Company Shares and associated Company Rights in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares and associated Company Rights, and no further registration of transfers shall be made. If, after the Effective Time, Certificates are presented to Parent or the Surviving Corporation for any reason, they shall be canceled and exchanged for the Per Share Consideration as provided in this Article IV.

         4.5 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing Company Shares and associated Company Rights shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the Per Share Consideration with respect thereto, and any dividends or other distributions to which the holders thereof are entitled; provided, however, that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a customary bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this SECTION 5.1 are true and correct, except to the extent (i) set forth on the disclosure schedule delivered contemporaneously with this Agreement by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE"), which statements shall be deemed to be representations and warranties as if made hereunder, or
(ii) set forth in Parent's SEC Reports (as defined herein) filed as of the date hereof. The Parent Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the lettered and numbered paragraphs contained in this SECTION 5.1, and the disclosure in any paragraph shall qualify any paragraph in this SECTION 5.1 and other paragraphs or sections to which it is reasonably apparent (from a plain reading of the disclosure) that such disclosure relates.

                  (a) Corporate Organization and Qualification. Each of Parent and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is qualified and in good standing as a foreign entity in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to be so qualified or in good standing as a foreign entity could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Parent and each of its Subsidiaries have all requisite power and authority (corporate or otherwise) to own their respective properties and to carry on their respective businesses as they are now being conducted. Set forth in SECTION 5.1(a) of the Parent Disclosure Schedule is a listing of each of the Subsidiaries of the Parent and the jurisdiction of formation of each such subsidiary. Each of Parent and Merger Sub has heretofore delivered or made available to the Company complete and correct copies of its charter documents and bylaws, each as amended to date.

                  (b) Operations of Merger Sub. Merger Sub is a direct, wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  (c) Capitalization.

                           (i) The authorized capital stock of Parent consists
                  of (i) 2,500,000,000 shares of Parent Common Stock, of which 462,667,911 shares were issued and outstanding on April 3, 2002, (ii) 100,000,000 shares of Class C common stock, par value $0.001 per share, none of which were issued and outstanding on the date hereof, and (iii) 50,000,000 shares of preferred stock, par value $0.001 per share, 500,000 shares of which have been designated Series A Junior Participating Preferred Stock for issuance in connection with Parents Shareholders Rights Plan, as amended. No shares of preferred stock are issued and outstanding as of the date hereof. All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of capital stock or other equity interests of the Subsidiaries of Parent are owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, free and clear of all Encumbrances of any nature. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, 1,000 shares of which are issued and outstanding and held by Parent.

                           (ii) The Parent has no outstanding stock appreciation
                  rights, phantom stock or similar rights. As of the date of this Agreement, except for (A) the Parent Rights and (B) options to purchase 62,712,899 Parent Shares issued pursuant to the Parent's 1999 Option Plan, options to purchase 26,914,142 Parent Shares issued pursuant to the Parent's 2001 Option Plan and 1,342,613 Parent Shares reserved for issuance pursuant to the Parent's 2000 Employee Stock Purchase Plan ("PARENT ESPP" and collectively with the Parent's 1999 Stock Option and 2001 Stock Option Plans the "PARENT OPTION PLANS"), there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which the Parent or any of its Subsidiaries is a party to, or may be bound by, allowing it or requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any of its securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Parent or any of its Subsidiaries (the "PARENT EQUIVALENTS"). Set forth in SECTION 5.1(c)(ii) of the Parent Disclosure Schedule is a list, as of the date hereof, of the outstanding Parent Equivalents, the name of the holder of such Parent Equivalents and the plan or agreement pursuant to which such Parent Equivalent is outstanding. Pursuant to the Parent Option Plans and the Parent Equivalents, Parent has reserved for issuance a sufficient number of Parent Common Stock for delivery upon exercise of the Parent Options or Parent Equivalents and all of the Parent Common Stock to be issued upon exercise of the Parent Options have been registered under the Securities Act pursuant to a registration statement on Form S-8 which registration statement has been declared and remains effective. Since December 31, 2001, no Parent Options or Parent Equivalents have been accelerated or had their terms materially modified.

                           (iii) Except as contemplated by this Agreement, there
                  are no stockholder agreements, voting trusts or other agreements or understandings to which the Parent is a party or to which it is bound relating to the voting of any shares of the capital stock of the Parent.

                           (iv) There are no existing rights with respect to the
                  registration of Parent Common Stock under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), whose holders may request Parent register their shares of Parent Common Stock contemporaneously with the registration of Parent Shares issued pursuant to the transactions contemplated by this Agreement.

                  (d) Listings. Parent's securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange or quotation service, other than the NNM. Parent has not received any communications (whether written or oral) from the NASD that it does not meet the listing qualifications of the NNM.

                  (e) Authority Relative to this Agreement. The Board of Directors of Merger Sub has approved this Agreement and declared it, the Merger and the transactions contemplated hereby advisable, and Merger Sub has duly and validly authorized this Agreement and the consummation by it of the transactions contemplated hereby and Merger Sub has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Parent has approved this Agreement and declared it, the Merger and the transactions contemplated hereby and the related issuance of Parent Shares advisable, has duly and validly authorized this Agreement and the consummation by Parent of the transactions contemplated hereby and Parent has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and, upon adoption of this Agreement by the stockholders of Parent, to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement and the Merger by the stockholders of Parent in accordance with the DGCL and the rules of the NNM. This Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each entity in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (f) Present Compliance with Obligations and Laws. Neither Parent nor any of its Subsidiaries is: (i) in violation of its certificate of incorporation, bylaws or similar charter documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any Person the right to (A) accelerate any indebtedness, (B) place an Encumbrance upon any of the material assets of Parent or any Subsidiary, (C) terminate any material right existing under any such obligation, agreement condition or debt instrument, or (D) seize or sell (through any means) any of the material assets of Parent or any of its Subsidiaries; (iii) in default under or breach of (with or without the passage of time or the giving of notice, or both) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) (other than laws relating to employment matters) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  (g) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation (or other similar charter documents) or bylaws (or other similar documents) of Parent or any of its Subsidiaries; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, in each case, by or on behalf of Parent or any of its Subsidiaries, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (B) pursuant to the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), and the NNM, (C) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which Parent is authorized to do business, (D) as may be required by any applicable state securities laws, (E) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the antitrust or competition laws of any foreign country, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such registration, filing or notification, could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent; or (v) assuming the consents, approvals, authorizations or permits and registrations, filings or notifications referred to in
         SECTION 5.1(g)(ii) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries or to any of their respective assets, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby.

                  (h) Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that individually or in the aggregate, (i) could reasonably be expected to have a Material Adverse Effect on Parent, or (ii) materially and adversely affects Parent's ability to consummate the transactions contemplated by this Agreement. Neither Parent nor any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree which
         (A) has or may have the effect of prohibiting or impairing any business practice of Parent or any of its Subsidiaries, any acquisition of property (tangible or intangible) by Parent or any of its Subsidiaries, the conduct of the business by Parent or any of its Subsidiaries, or Parent's ability to perform its obligations under this Agreement or
         (B), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent. SECTION 5.1(h) of the Parent Disclosure Schedule lists each action, suit, claim, investigation or proceeding of which (i) Parent has Knowledge and (ii) is for an amount greater than $50,000.

                  (i) SEC Reports; Financial Statements.

                           (i) Except for documents related to the transactions
                  contemplated hereby, Parent has filed all forms, reports and documents and all amendments thereto with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder in effect as of the time of such filing or amendment, all of which when filed complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act (collectively, the "PARENT SEC REPORTS"), and all of which are available through the SEC's Electronic Data Gathering and Retrieval System ("EDGAR"). None of the Parent SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                           (ii) When filed with the SEC, the consolidated
                  balance sheets and the related consolidated statements of income, stockholders' equity (deficit) and cash flows (including the related notes thereto) of Parent included in the Parent SEC Reports (collectively, "PARENT FINANCIAL STATEMENTS") compiled as to form in all material respects with U.S. generally accepted accounting principles ("GAAP") and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout, or for, the periods stated therein (except in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and presented fairly, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount, type or effect.

                           (iii) Since December 31, 2001, there has not been any
                  material change, by Parent or any of its Subsidiaries, in accounting principles, methods or policies, except as required by GAAP. There are no material amendments or modifications to agreements, documents or other instruments, which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act, which have not been filed with the SEC but which are required to be filed.

                  (j) No Liabilities. Neither Parent nor any of its Subsidiaries has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, or contingent, and whether due or to become due or asserted or unasserted), and, to the Knowledge of Parent, there is no reasonable basis for the assertion of any claim with respect to any indebtedness, obligation or liability of any nature against the Parent or any of its Subsidiaries, except for indebtedness, obligations and liabilities (i) which are fully reflected in, adequately reserved against or otherwise described in the most recent Parent Financial Statements, (ii) which have been incurred after the most recent Parent Financial Statements in the ordinary course of business consistent with past practice, (iii) which are obligations to perform under executory contracts in the ordinary course of business (none of which is a liability resulting from a breach of contract or warranty, tort, infringement or legal action), or (iv) except as otherwise required to be disclosed pursuant to (i)-(iii) above which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent.

                  (k) Absence of Certain Changes of Events. Except for actions expressly contemplated by this Agreement since December 31, 2001, Parent and each Subsidiary has conducted its business only in the ordinary course and, since such date, there has not been (i) any Material Adverse Effect on Parent, (ii) any damage, destruction or loss of assets of the Parent or any of its Subsidiaries (whether or not covered by insurance) that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, (iii) any material revaluation by Parent or any of its Subsidiaries of any of their respective assets, including, without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable except in the ordinary course of business consistent with past practice; or (iv) any other action or event that would have required the consent of the Company pursuant to SECTION 6.2 had such action or event occurred after the date of this Agreement.

                  (l) Brokers and Finders. Neither Parent nor any of its Subsidiaries has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                  (m) S-4 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Company Stockholders Meeting and Parent Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its Subsidiaries, or any of their respective affiliates, officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4 Registration Statement, Parent shall promptly inform the Company so that such event may be so described and such amendment or supplement promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and Parent, if necessary. The S-4 Registration Statement will (with respect to Parent (on a consolidated basis) and Merger Sub) comply as to form in all material respects with the requirements of the Securities Act. The Proxy Statement will (with respect to Parent (on a consolidated basis) and Merger Sub) comply as to form with the requirements of the Exchange Act. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by, or related to, the Company or any of its affiliates or advisors, which is contained in any of the foregoing, documents.

                  (n) Taxes.

                           (i) Parent and each of its Subsidiaries have timely
                  filed (after taking into account any extensions to file) all material federal, state, local and foreign Returns required by applicable Tax law to be filed by Parent and each of its Subsidiaries. All such Returns are true and correct in all material respects and have been completed in accordance with applicable law. All Taxes owed by Parent or any of its Subsidiaries have been paid other than Taxes that in an aggregate amount would not be material to (i) Parent and its Subsidiaries, taken as a whole or (ii) Parent's software business or management hosting business. Other than any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment, Parent has made accruals for Taxes on the Parent Financial Statements that are adequate to cover any Tax liability of Parent and each of its Subsidiaries determined in accordance with GAAP through the date of the most recent Parent Financial Statements, other than accruals for Taxes in an aggregate amount that would not be material to (i) Parent and its Subsidiaries, taken as a whole or (ii) Parent's software business or management hosting business, and has not incurred any Tax liability since the date of the most recent Parent Financial Statements other than in the ordinary course of business. To Parent's Knowledge, there is no reasonable basis for the assertion of any claims for Taxes that if adversely determined would be material, either individually or in the aggregate, to (i) Parent and its Subsidiaries, taken as a whole, or (ii) Parent's software business or managed hosting business.

                           (ii) Parent and each of its Subsidiaries have
                  withheld with respect to its employees, creditors, independent contractors, stockholders or other parties all Taxes required to be withheld and has timely paid over such Taxes to the appropriate Governmental Authority.

                           (iii) There is no Tax deficiency outstanding,
                  assessed, or to Parent's Knowledge, proposed against Parent or any of its Subsidiaries other than Tax deficiencies (A) that are not material to (x) Parent and its Subsidiaries, taken as a whole and (y) Parent's software business and management hosting business or (B) with recent to which a reserve has been established in the Parent Financial Statement for the period ending December 31, 2001. Neither Parent nor any of its Subsidiaries has executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect. There are no liens for Taxes on the assets of Parent or of any of its Subsidiaries other than with respect to Taxes not yet due and payable.

                           (iv) To Parent's Knowledge, no claim has ever been
                  made by a Governmental Entity in a jurisdiction where any of Parent and its Subsidiaries do not file Tax Returns that Parent or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

                           (v) No Tax audit or other examination of Parent or
                  any of its Subsidiaries is presently in progress, nor has Parent or any of its Subsidiaries been notified either in writing or orally of any request for any such Tax audit or other examination.

                           (vi) Neither Parent nor any of its Subsidiaries has
                  filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Parent.

                           (vii) Neither Parent nor any of its Subsidiaries is a
                  party to (A) any agreement with a party other than Parent or any of its Subsidiaries providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included the Parent or any Subsidiary or
                  (B) any Parent Significant Tax Agreement other than any Parent Significant Tax Agreement described in (A).

                           (viii) Except for the group of which Parent and its
                  Subsidiaries are now presently members, neither the Parent nor any of its Subsidiaries has ever been a member of an "affiliated group" of corporations within the meaning of
                  Section 1504 of the Code. None of Parent or any of its Subsidiaries has any liability for the Taxes of any person (other than the Parent or any of its Subsidiaries) under Treasury Regulationss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. There is no excess loss account, deferred intercompany gain or loss, or intercompany items as such terms are defined in the regulations promulgated under the Code, that exist with respect to Parent or any of its Subsidiaries.

                           (ix) Neither Parent nor any of its Subsidiaries is a
                  party to any joint venture, partnership or, to Parent's Knowledge, any other arrangement or contract that could be treated as a partnership for federal income tax purposes.

                           (x) None of Parent or its Subsidiaries will be
                  required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); or (B) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date.

                           (xi) There are no outstanding rulings of, or requests
                  for rulings with any Tax authority expressly addressed to Parent or its Subsidiaries that are, or if issued would be, binding on Parent or any of its Subsidiaries.

                           (xii) In the past five (5) years, none of Parent or
                  its Subsidiaries has distributed a corporation in a transaction that is reported to qualify under Section 355 of the Code, or been distributed in a transaction that is reported to qualify under Section 355 of the Code.

                  (o) Employee Benefits.

                           (i) For purposes hereof, the term "PARENT SCHEDULED
                  PLANS" means each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA), material personnel or payroll policy or material fringe benefit, severance agreement or plan or any pension benefit plan, excess benefit plan, bonus, stock option, stock purchase or other incentive plan, tuition reimbursement, automobile use, club membership, parental or family leave, top hat plan or deferred compensation plan, salary reduction agreement, change-of-control agreement, employment agreement, indemnification agreement, retainer agreement, or any other material benefit plan, policy, program, arrangement, agreement or contract, whether or not written or terminated, with respect to any employee, former employee, director, independent contractor, or any beneficiary or dependent thereof currently maintained, sponsored, adopted or administered by Parent or any Subsidiary or any current or former Parent Plan Affiliate or to which Parent or any current or former Parent Plan Affiliate has made contributions to, obligated itself or has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) with respect thereto. A "PARENT PLAN AFFILIATE" is each entity that is, or has ever been, treated as a single employer with Parent pursuant to
                  Section 4001 of ERISA or Section 414 of the Code. Parent has provided or made available to the Company or its counsel current copies of all employee manuals of Parent and its Subsidiaries that include personnel policies applicable to any of their respective employees.

                           (ii) Parent has made available to the Company or its
                  counsel a complete and accurate copy of each written Parent Scheduled Plan, together with, if applicable, a copy of audited financial statements, actuarial reports and Form 5500 Annual Reports (including required schedules), if any, for the three (3) most recent plan years, the most recent IRS determination letter or IRS recognition of exemption; each other material letter, ruling or notice issued by a governmental body with respect to each such plan, a copy of each trust agreement, insurance contract or other funding vehicle, if any, with respect to each such plan, the current summary plan description and summary of material modifications thereto with respect to each such plan and Form 5310. SECTION 5.1(o) of the Parent Disclosure Schedule contains a description of the material terms of any material unwritten Parent Scheduled Plan as currently in effect as of the date hereof.

                           (iii) To Parent's Knowledge as of the date hereof,
                  each Parent Scheduled Plan (1) has been in material compliance in form and in operation with the material, applicable requirements of ERISA and the Code, and any other material legal requirements; and (2) has been and is operated and administered in compliance with its terms (except as otherwise required by law). Each Parent Scheduled Plan which is intended to be qualified under Section 401(a) of the Code has received, or has remaining a period of time to comply for a favorable determination letter or other recognition of exemption from the Internal Revenue Service on which Parent can rely.

                           (iv) With respect to each Parent Scheduled Plan,
                  there are no claims or other proceedings pending or, to the Knowledge of Parent, threatened with respect to the assets thereof (other than routine claims for benefits).

                           (v) None of the Parent or any current or former
                  Parent Plan Affiliate has at any time participated in, made contributions to or had any other liability, including contingent liability, with respect to any Parent Scheduled Plan which is a "multi-employer plan" as defined in Section 4001 of ERISA, a "multi-employer plan" within the meaning of
                  Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA or a plan that is subject to Title IV of ERISA.

                           (vi) No Parent Scheduled Plan provides, or reflects
                  or represents any liability to provide retiree health coverage to any person for any reason, except as may be required by COBRA or applicable state insurance laws, and neither Parent nor any Parent Plan Affiliate has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due to asserted or unasserted) to any current or former employee, or director (either individually or as a group) to provide retiree health coverage, except to the extent required by applicable continuation coverage statutes, laws or ordinances.

                           (vii) With respect to any Parent Scheduled Plan which
                  is a welfare plan as defined in Section 3(1) of ERISA, there is no disqualified benefit (as such term is defined in Code
                  Section 4976(b)) which would subject Parent or any Parent Plan Affiliate to a tax under Code Section 4976(a).

                           (viii) Other than by reason of actions taken
                  following the Closing, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (1) entitle any current or former employee of Parent to a material amount of (i) severance pay, (ii) unemployment compensation or (iii) any other payment, (2) accelerate the time of payment or vesting of any payment (other than for a terminated or frozen tax-qualified plan, pursuant to a requirement herein to freeze or terminate such plan), cause the forgiveness of any indebtedness, or increase the amount of any compensation due to any such employee or former employee or (3) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                  (p) Parent Intangible Property.

                           (i) Parent and its Subsidiaries own, or are licensed
                  or otherwise possess legally enforceable rights to use, sell or license, as applicable, all Proprietary Rights (excluding in each case Proprietary Rights in Commercial Software) used, sold, distributed or licensed in or as a part of the business of the Parent or its Subsidiaries as currently conducted (the "PARENT PROPRIETARY RIGHTS").

                           (ii) Except for Commercial Software and Parent
                  Embedded Products for which Parent has valid licenses which are adequate for the conduct of Parent's business as conducted as of the date hereof, Parent or one of its Subsidiaries either (1) is the sole and exclusive owner of the Parent Proprietary Rights (free and clear of any Encumbrances), and has sole and exclusive rights therein; or (2) has a valid, effective written license for the use and/or distribution of the material covered thereby in connection with the services and/or products in respect of which such Parent Proprietary Rights are currently being used including without limitation any licenses with other Subsidiaries that are necessary or appropriate therefor.

                           (iii) To Parent's Knowledge, Parent and its
                  Subsidiaries have not infringed or otherwise violated any Proprietary Rights of any third Persons and none of the products or services marketed, developed or sold by Parent or its Subsidiaries infringes or otherwise violates any Proprietary Rights of any third Persons.

                           (iv) No actions, suits, claims, investigations or
                  proceedings with respect to the Parent Proprietary Rights are pending or, to the Knowledge of the Parent, threatened by any Person (A) alleging that the manufacture, sale, licensing, distributing or use of any product or service of Parent or its Subsidiaries as now manufactured, sold, licensed, distributed or used by the Parent and its Subsidiaries infringes or otherwise violates any Proprietary Rights of any third Persons or (B) challenging the ownership by the Parent, validity or effectiveness of any such Parent Proprietary Rights.

                           (v) Parent has taken reasonable security measures to
                  safeguard and maintain its rights in the trade secrets included in Parent Proprietary Rights. To Parent's Knowledge, Parent or any Subsidiary trade secrets and all copies of the source code to Parent Software are physically in the control of an escrow agent or Parent at Parent's facilities. All officers, employees, contractors and consultants of Parent or its Subsidiaries who have access to proprietary information have executed and delivered to Parent an agreement regarding the protection of proprietary information. All officers, employees, contractors and consultants of Parent or its Subsidiaries have executed and delivered to Parent an agreement regarding the assignment to or ownership by Parent of all Parent Proprietary Rights arising from the services performed for Parent by such Persons. To the Knowledge of Parent, no current or prior officers, employees or consultants of Parent claim, and Parent is not aware of any reasonable grounds to assert a claim to, any ownership interest in any Parent Proprietary Right as a result of any services performed for Parent or its Subsidiaries, including, but not limited to, involvement in the development of any property embodying any Parent Proprietary Rights, while employed by or consulting to Parent or otherwise.

                           (vi) All authors of the software, programs and
                  applications included in Parent Proprietary Rights, other than Parent Embedded Products (the "PARENT SOFTWARE") and any other Person who participated in the development of Parent Software or any portion thereof (such authors and other persons or entities are collectively referred to as the "PARENT SOFTWARE AUTHORS") made his or her contribution to Parent Software (a) within the scope of employment with Parent or any Subsidiary, as a "work made for hire", or (b) as a consultant who assigned all rights to such Parent Software to Parent or any Subsidiary.

                           (vii) For the purpose of this SECTION 5.1(P), the
                  following terms have the following definitions: (A) the term "COMMERCIAL SOFTWARE" means packaged commercially available software programs generally available to the public which have been licensed to Parent or a Subsidiary pursuant to end-user licenses that permit the use of such programs without a right to modify, distribute or sublicense the same; (B) the term "PARENT EMBEDDED PRODUCTS" means third-party software incorporated in any existing product or service of Parent or a Subsidiary; and (C) the term "PROPRIETARY RIGHTS" means (1) patents and patent applications (including all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof), patent disclosures and rights in inventions (whether patentable or unpatentable), (2) trademarks, service marks, trade dress, trade names, rights in Internet domain names and corporate names, registrations and applications for registration thereof, and all goodwill symbolized by and associated therewith, (3) copyrights and registrations and applications for registration thereof, (4) rights in computer software, data and documentation (in both source code and object code form) (including Parent Embedded Products), (5) rights in trade secrets and other confidential and proprietary information, catalogs, product designs, specifications, business plans, processes, formulae, methods, schematics, know-how, sales data, marketing data, lists of customers, suppliers and potential customers and suppliers and copyrightable works, (6) other confidential and proprietary intellectual property rights, and (7) all renewals, extensions, revivals and resuscitations thereof.

                  (q) Agreements, Contracts and Commitments; Material Contracts.

                           (i) Neither Parent nor any of its Subsidiaries is a
                  party to or is bound by:

                                    (1) any contract relating to the borrowing
                           of money or the guaranty of another Person's borrowing of money other than (A) indebtedness arising in connection with trade payables incurred in the ordinary course of business consistent with past practice or (B) as reflected on the most recent Parent Financial Statements;

                                    (2) any purchase requirement contract or
                           other similar agreement with obligations due on or before September 30, 2002, which obligations, individually, are greater than or equal to $1,000,000.

                                    (3) any contract for capital expenditures in
                           excess of $1,000,000;

                                    (4) any agreement, contract or commitment
                           currently in force relating to the disposition or acquisition of material assets not in the ordinary course of business;

                                    (5) any agreement of indemnification or
                           guaranty by the Parent or any of its Subsidiaries (excluding those agreements required to be disclosed pursuant to (1) above) other than indemnification agreements between Parent or any of its Subsidiaries and any of its officers or directors in standard forms previously provided to the Company or its counsel;

                                    (6) any agreement, contract or commitment
                           containing any covenant limiting the freedom of the Parent or any of its Subsidiaries to engage in any line of business or conduct business in any geographical area, compete with any person or granting any exclusive distribution rights or materially limiting Parent's use or exploitation of the Parent Proprietary Rights;

                                    (7) any agreement, contract or commitment
                           for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

                                    (8) any joint venture, partnership, and
                           other contract involving a sharing of profits or losses by the Parent or any of its Subsidiaries with any other Person.

                           (ii) A true, accurate and complete copy (including
                  all material amendments thereto) of each agreement, contract, obligation, promise or undertaking set forth in SECTION 5.1(Q) of the Parent Disclosure Schedule and to which the Parent or any Subsidiary is a party or by which Parent or any Subsidiary or their respective assets is or may become bound (a "PARENT CONTRACT"), or a summary of each oral contract, has been made available to the Company or its counsel. Each Parent Contract is in full force and effect as to Parent or any Subsidiary and to Parent's or Subsidiaries' Knowledge as to the other contracting parties. No condition exists or event has occurred that, (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by Parent or a Subsidiary of Parent or, to the Knowledge of Parent, any other party thereto under, or result in a right to terminate, any Parent Contract, except as could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on Parent.

                  (r) Unlawful Payments and Contributions. To the Knowledge of Parent, neither Parent, any Subsidiary of Parent nor any of their respective directors, officers, employees or agents has, with respect to the businesses of Parent or its Subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or
         (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or entity.

                  (s) Environmental Matters. (i) Parent and its Subsidiaries and the operations, assets and properties thereof are in material compliance with all Environmental Laws; (ii) there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the Knowledge of Parent, threatened against Parent or any Subsidiary of the Parent alleging the violation of any Environmental Law and neither the Parent nor any Subsidiary of the Parent has received written notice from any governmental body or Person alleging any violation of or liability under any Environmental Laws, in either case which could reasonably be expected to result in a Material Adverse Effect on the Parent; (iii) to the Knowledge of Parent, there are no facts or circumstances which could result in any environmental liability which could reasonably be expected to result in a Material Adverse Effect on Parent; (iv) neither the Parent nor any of its Subsidiaries has ever generated, transported, treated, stored, handled or disposed of any Hazardous Material in a manner which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Parent; (v) except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the Parent or any Subsidiary to material liability, to the Knowledge of the Parent, no Hazardous Materials are present on, in, at or under any real property currently owned or leased by the Parent or any of its Subsidiaries or were present on, in, at or under any other real property at the time it ceased to be owned or leased by the Parent or any of its Subsidiaries (including without limitation, containment by means of any underground or aboveground storage tank); (vi) except as set forth in section 5.1(s) of the Parent Disclosure Schedule, to the Knowledge of Parent, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any real property currently owned or leased by the Parent or any of its Subsidiaries or as a consequence of the acts of the Parents, its Subsidiaries, or their agents. For the purpose of this SECTION 5.1(S) the following terms have the following definitions: (X) "ENVIRONMENTAL LAWS" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety as amended to date; and (Y) "HAZARDOUS MATERIAL" means any substance, material or waste regulated by federal, state or local government, including, without limitation, any substance, material or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision of Environmental Law and including but not limited to petroleum and petroleum products, other than substances contained in janitorial supplies or office products.

                  (t) Title to Properties; Liens; Condition of Properties. Parent and its Subsidiaries have good title to, or a valid leasehold interest in, the real and personal property, shown on the most recent Parent Financial Statements or acquired after the date thereof. None of the property owned, leased or used by Parent or any of its Subsidiaries is subject to any mortgage, pledge, deed of trust, lien, conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind (other than any of the foregoing with respect to (i) taxes not yet due and payable, (ii) matters which do not materially and adversely affect the use, value or operation of such property, and
         (iii) liens or encumbrances against any landlord's or owner's interest in any leased property). Since December 31, 2001, there has not been any sale, lease, or any other disposition or distribution by Parent or any of its Subsidiaries of any of its assets or properties material to Parent and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business consistent with past practices.

                  (u) Insurance. All insurance policies (including "self-insurance" programs) now maintained by Parent or any Subsidiary (the "PARENT INSURANCE POLICIES") are in full force and effect as to Parent or its Subsidiaries, neither Parent nor any Subsidiary is in default under any of the Parent Insurance Policies, and no claim for coverage under any of the Parent Insurance Policies has been denied. Parent has not received any written notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies nor, to the Knowledge of Parent, is there any reasonable basis for any such action.

                  (v) Labor and Employee Relations.

                           (i) None of the employees of Parent or any of its
                  Subsidiaries is represented in his or her capacity as an employee of such company by any labor organization; neither Parent nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has Parent or any of its

                  Subsidiaries signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and to the Knowledge of Parent, there is no active or current union organization activity involving the employees of Parent or any Subsidiary, nor has there ever been union representation involving employees of Parent or any of its Subsidiaries.

                           (ii) Parent and each Subsidiary have made available
                  to the Company or its counsel a description of all written employment policies under which the Parent or any of its Subsidiaries currently operates.

                           (iii) To Parent's Knowledge, Parent and each of its
                  Subsidiaries is in compliance with all Federal, foreign (as applicable), state, or other applicable laws regarding employment practices, including laws relating to workers' safety, sexual harassment or discrimination, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                           (iv) To the Knowledge of Parent, no employee who is
                  one of the twenty (20) most highly compensated employees of Parent and its Subsidiaries, including base salary but excluding commissions and bonuses based on 2001 base salary, has any plans to terminate his or her employment with Parent or any of its Subsidiaries.

                  (w) Transactions with Affiliates. Since the date of Parent's last proxy statement to its stockholders filed pursuant to Section 14 of the Exchange Act (and the rules and regulations thereunder) for the sole purpose of convening Parent's annual meeting of stockholders, no event or transaction has occurred that would be required to be reported by the Parent pursuant to Item 404 of Regulation S -K promulgated by the SEC.

                  (x) Permits. Parent and each of its Subsidiaries hold all licenses, permits, registrations, orders, authorizations, approvals and franchises that are required to permit it to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent. All such licenses, permits, registrations, orders, authorizations, approvals and franchises are now, and will be immediately after the Effective Time, valid and in full force and effect, except where the failure to be valid and in full force and effect or to have the benefit of any such license, permit, registration, order, authorization, approval or franchise could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has received any written notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise, except where such failure could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  (y) Investment Company Act. Neither Parent nor any of its Subsidiaries (when taken together as a whole) has been or currently is an "investment company" within the meaning of that term as used in the Investment Company Act of 1940, as amended.

                  (z) Board Recommendation. The Board of Directors of Parent, at a meeting duly called and held on April 4, 2002, has approved this Agreement and (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of Parent and the stockholders of Parent and declared the Merger to be advisable; (ii) approved this Agreement; and
         (iii) resolved to recommend that the stockholders of Parent approve the issuance of Parent Shares in connection with the Merger and the transactions contemplated hereby.

                  (aa) Tax Treatment. Neither Parent nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

                  (bb) Opinion of Parent Financial Advisor. Parent has received the opinion of US Bancorp Piper Jaffray, dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid in the Merger by Parent is fair to Parent from a financial point of view, a signed copy of which opinion has been delivered to the Company, and such opinion has not been amended, modified or revoked in a manner adverse to the Company. Parent has been authorized by US Bancorp Piper Jaffray to permit the inclusion of such fairness opinion (and, subject to prior review and consent by US Bancorp Piper Jaffray, a reference thereto) in the Proxy Statement.

                  (cc) Parent Rights Agreement. Parent has made available to Company or its counsel a complete and correct copy of the Parent Rights Agreement, including all exhibits and amendments thereto. Parent has taken, and as soon as practicable after the date hereof, Parent will use commercial reasonable efforts to cause the Parent Rights Agent to take, all actions reasonably necessary or appropriate to amend the Rights Agreement to ensure that the execution of this Agreement, the Merger and the other transactions contemplated in this Agreement will not cause (i) Company or any of its Affiliates to be considered an Acquiring Person (as defined in the Parent Rights Agreement), (ii) the occurrence of the Distribution Date or Stock Acquisition Date (each as defined in the Parent Rights Agreement) or (iii) the separation of the Parent Rights from the underlying Parent Shares, and will not give the holders thereof the right to acquire securities of any party thereto.

                  (dd) Change of Control. No change-of-control or other similar provision of any agreement to which Parent or any Subsidiary is a party
         (i) has been triggered by prior
         issuances of Parent Common Stock or (ii) will be triggered by the transactions contemplated by this Agreement.

                  (ee) Future Operations. The operation of the business of Parent or any of its Subsidiaries (individually or taken as a whole) as currently conducted or as proposed to be conducted do not and will not violate the Consulting and Non-Compete Agreements by and between Computer Associates and (i) Andrew Filipkowski, (ii) Michael Cullinane or (iii) Paul Humanansky.

                  (ff) WARN Obligation. All reductions in force performed by the Parent or any Subsidiary (individually or taken as a whole) have been in compliance with the Worker Adjustment Retraining and Notification Act.

         5.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this SECTION 5.2 are true and correct, except to the extent (i) set forth on the disclosure schedule delivered contemporaneously with this Agreement by Parent to the Company (the "COMPANY DISCLOSURE SCHEDULE"), which statements shall be deemed to be representations and warranties as if made hereunder, or
(ii) set forth in Company's SEC Reports (as defined herein) filed as of the date hereof. The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the lettered and numbered paragraphs contained in this SECTION 5.2, and the disclosure in any paragraph shall qualify any paragraph in this SECTION 5.2 and other paragraphs or sections to which it is reasonably apparent (from a plain reading of the disclosure) that such disclosure relates.

                  (a) Corporate Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to be so qualified or in good standing as a foreign corporation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Each of the Company and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. Set forth in SECTION 5.2(a) of the Company Disclosure Schedule is a listing of each of the Subsidiaries of the Company, the jurisdiction of formation of each such subsidiary, and a listing of the foreign jurisdictions in which each such Subsidiary is qualified. The Company has heretofore delivered or made available to Parent complete and correct copies of its certificate of incorporation and bylaws and the charter documents of its Subsidiaries, each as amended as of the date hereof.

                  (b) Capitalization.

                           (i) The authorized capital stock of the Company
                  consists of (A) 200,000,000 shares of common stock, par value $0.001 per share, of which 48,997,092 shares were issued and outstanding on April 2, 2002, and

                  (B) 5,000,000 shares of preferred stock, par value $0.001 per share, 1,000,000 of which have been designated Series A Participating Preferred Stock for issuance in connection with the Company Rights. No shares of preferred stock are issued and outstanding on the date hereof. All of the outstanding shares of capital stock of the Company and its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of capital stock or other equity interests of the Subsidiaries of the Company are owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all Encumbrances of any nature.

                           (ii) The Company has no outstanding stock
                  appreciation rights, phantom stock or similar rights. As of the date of this Agreement, except for (A) the Company Rights and (B) options to purchase 316,792 Company Shares issued pursuant to the Company's 1996 Option Plan, options to purchase 7,196,116 Company Shares issued pursuant to the Company's 1999 Option Plan and 254,900 Company Shares reserved for issuance pursuant to the Company's 1999 Employee Stock Purchase Plan ("COMPANY ESPP" and collectively with the Company's 1996 Stock Option and 1999 Stock Option Plan the "COMPANY OPTION PLANS"), there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which the Company or any of its Subsidiaries is a party to, or may be bound by, allowing it or requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any of its securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its Subsidiaries (the "COMPANY EQUIVALENTS"). Set forth in SECTION 5.2(b)(ii) of the Company Disclosure Schedule is a list, as of April 1, 2002, of the outstanding Company Options, the name of the holder of such option, the plan or agreement pursuant to which such option was issued, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement and the extent of acceleration, if any, and any adjustments to such options resulting from the consummation of the transactions contemplated by this Agreement. Pursuant to the Company Option Plans and the Company Equivalents, the Company has reserved for issuance a sufficient number of Company Shares for delivery upon exercise of the Company Options or Company Equivalents and all of the Company Shares to be issued upon exercise of the Company Options have been registered under the Securities Act pursuant to a registration statement on Form S-8, which registration statement has been declared and remains effective. Since December 31, 2001, no Company Options or Company Equivalents have been issued (except as to Company Options issued in the ordinary course of business), accelerated or had their terms materially modified.

                           (iii) Except as contemplated by this Agreement, there
                  are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of the capital stock of the Company.

                           (iv) There are no existing rights with respect to the
                  registration of Company Shares under the Securities Act, including, but not limited to, demand rights or piggy-back registration rights.

                  (c) Listings. The Company's securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange or quotation service, other than the NNM.

                  (d) Authority Relative to this Agreement. The Board of Directors of the Company has approved this Agreement and declared the Merger and the transactions contemplated hereby advisable, and the Company has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and, upon adoption of this Agreement by the stockholders of the Company, to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement and the Merger by the stockholders of the Company in accordance with the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (e) Present Compliance with Obligations and Laws. Neither the Company nor any of its Subsidiaries is: (i) in violation of its certificate of incorporation, or bylaws or similar charter documents;
         (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any Person the right to (A) accelerate any indebtedness, (B) place an Encumbrance upon any of the material assets of the Company or any Subsidiary, (C) terminate any material right existing under any such obligation, agreement condition or debt instrument, or (D) seize or sell (through any means) any of the material assets of the Company or any of its Subsidiaries ;
         (iii) in default under or breach of (with or without the passage of time or the giving of notice, or both) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) (other than laws related to employment matters) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (f) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its certificate of incorporation or bylaws of the Company or any of its Subsidiaries; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, in each case, by or on behalf of the Company or any of its Subsidiaries, except (A) in connection with the applicable requirements, if any, of the HSR Act, (B) pursuant to the applicable requirements of the Securities Act, the Exchange Act and the NNM, (C) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (D) as may be required by any applicable state securities laws, (E) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the antitrust or competition laws of any foreign country or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such registration, filing or notification, could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company, or (v) assuming the consents, approvals, authorizations or permits and registrations, filings or notifications referred to in
         SECTION 5.2(f)(ii) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or to any of their respective assets, except for violations which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, or adversely affect the ability of the Company to consummate the transactions contemplated hereby.

                  (g) Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, (i) could reasonably be expected to have a Material Adverse Effect on the Company, or (ii) materially and adversely affect the Company's ability to consummate the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree which (A) has or may have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, the conduct of the business by the Company or any of its Subsidiaries, or Company's ability to perform its obligations under this Agreement or (B), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. SECTION 5.2(g) of the Company Disclosure Schedule lists each action, suit, claim, investigation or proceeding of which (i) the Company has Knowledge and (ii) is for an amount greater than $50,000.

                  (h) SEC Reports; Financial Statements.

                           (i) Except for documents related to the transactions
                  contemplated hereby, the Company has filed all forms, reports and documents and all amendments thereto with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder in effect as of the time of such filing or amendment, all of which when filed complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act (collectively, the "COMPANY SEC REPORTS") and all of which are available through EDGAR. None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                           (ii) When filed with the SEC, the consolidated
                  balance sheets and the related consolidated statements of income, stockholders' equity (deficit) and cash flow (including the related notes thereto) of the Company included in the Company SEC Reports (collectively, the "COMPANY FINANCIAL STATEMENTS") complied as to form in all material respects with GAAP and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout, or for, the periods set forth therein (except in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and presented fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flow for the periods presented therein, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, type or effect.

                           (iii) Since December 31, 2001, there has not been any
                  material change, by the Company or any of its Subsidiaries in accounting principles, methods or policies, except as required by GAAP. There are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, which have not been filed with the SEC but which are required to be filed.

                  (i) No Liabilities. Neither the Company nor any of its Subsidiaries has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, or contingent, and whether due or to become due or asserted or unasserted), and, to the Knowledge of the Company, there is no reasonable basis for the assertion of any claim with respect to any indebtedness, obligation or liability of any nature against the Company or any of its Subsidiaries, except for indebtedness, obligations and liabilities (i) which are fully reflected in, adequately reserved against or otherwise described in the most recent Company Financial Statements, (ii) which have been incurred after the most recent Company Financial Statements in the ordinary course of business consistent with past practice, (iii) which are obligations to perform under executory contracts in the ordinary course of business (none of which is a liability resulting from a breach of contract or warranty, tort, infringement or legal action) or (iv) except as otherwise required to be disclosed pursuant to (i)-(iii) above which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (j) Absence of Certain Changes of Events. Except for actions expressly contemplated by this Agreement, since December 31, 2001, the Company and each Subsidiary has conducted its business only in the ordinary course and, since such date, there has not been (i) any Material Adverse Effect on the Company; (ii) any damage, destruction or loss of assets of the Company or any of its Subsidiaries (whether or not covered by insurance) that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (iii) any material revaluation by the Company or any of its Subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; or (iv) or other action or event that would have required the consent of Parent pursuant to SECTION 6.1 had such action or event occurred after the date of this Agreement.

                  (k) Brokers and Finders. Except for the fees and expenses payable to Robertson Stephens, Inc., which fees and expenses are determined pursuant to its agreement with the Company, dated December 7, 2001, neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                  (l) S-4 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will in the case of the Proxy Statement, at the time of the mailing of the Proxy

         Statement, at the time of the Company Stockholders Meeting and Parent Stockholders Meeting, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its Subsidiaries, or any of their respective affiliates, officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly inform Parent, so that such event may be so described and such amendment or supplement promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and Parent, if necessary. The Proxy Statement will (with respect to the Company and its Subsidiaries) comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by, or related to, Parent or Merger Sub or any of their affiliates or advisors which is contained in any of the foregoing documents.

                  (m) Taxes.

                           (i) The Company and each of its Subsidiaries have
                  timely filed (after taking into account any extensions to file) all material federal, state, local and foreign Returns required by applicable Tax law to be filed by the Company and each of its Subsidiaries. All such Returns are true and correct in all material respects and have been completed in accordance with applicable law. All Taxes owed by the Company or any of its Subsidiaries have been paid other than Taxes in an aggregate amount that would not be material to Company and its Subsidiaries, taken as a whole. Other than any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment, the Company has made accruals for Taxes on the Company Financial Statements which are adequate to cover any Tax liability of the Company and each of its Subsidiaries determined in accordance with GAAP through the date of the most recent of Company Financial Statements other than accruals for Taxes in an aggregate amount that would not be material to Company and its Subsidiaries, taken as a whole, and has not incurred any Tax liability since the date of the most recent Company Financial Statements other than in the ordinary course of business. To the Company's Knowledge, there is no reasonable basis for the assertion of any claims for Taxes that if adversely determined would be material, either individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

                           (ii) The Company and each of its Subsidiaries have
                  withheld with respect to its employees, creditors, independent contractors, stockholders or other parties all Taxes required to be withheld and has timely paid over such Taxes to the appropriate Governmental Authority.

                           (iii) There is no Tax deficiency outstanding,
                  assessed, or to the Company's Knowledge, proposed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect. There are no liens for Taxes on the assets of Company or of any of its Subsidiaries other than with respect to Taxes not yet due and payable.

                           (iv) To the Company's Knowledge, no claim has ever
                  been made by a Governmental Entity in a jurisdiction where any of the Company or its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

                           (v) No Tax audit or other examination of the Company
                  or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified either in writing or orally of any request for any such Tax audit or other examination.

                           (vi) Neither the Company nor any of its Subsidiaries
                  has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (vii) Neither the Company nor any of its Subsidiaries
                  is a party to (A) any agreement with a party other than the Company or any of its Subsidiaries providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included the Company or any Subsidiary or (B) any Company Significant Tax Agreement other than any Company Significant Tax Agreement described in (A).

                           (viii) Except for the group of which the Company and
                  its Subsidiaries are now presently members, neither the Company nor any of its Subsidiaries has ever been a member of an "affiliated group" of corporations within the meaning of
                  Section 1504 of the Code. None of the Company or any of its Subsidiaries has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulationss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. There is no excess loss account, deferred intercompany gain or loss, or intercompany items as such terms are defined in the regulations promulgated under the Code, that exist with respect to the Company or any of its Subsidiaries.

                           (ix) Neither the Company nor any of its Subsidiaries
                  is a party to any joint venture, partnership or, to the Company's Knowledge, any other arrangement or contract, that could be treated as a partnership for federal income tax purposes.

                           (x) None of the Company or its Subsidiaries will be
                  required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); or (B) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date.

                           (xi) There is no contract, agreement, plan or
                  arrangement covering any individual or entity treated as an individual included in the business or assets of the Company or its Subsidiaries that, individually or collectively, could give rise to the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, by the Company, a Subsidiary, Merger Sub or Parent or any payment that would not be deductible by reason of Section 162(m) of the Code or similar provisions of Tax law.

                           (xii) Neither the Company nor any of its Subsidiaries
                  is currently or has at any time been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. None of the Company or any of its Subsidiaries has or has ever had a permanent establishment in a foreign country.

                           (xiii) There are no outstanding rulings of, or
                  requests for rulings with any Tax authority expressly addressed to the Company or its Subsidiaries that are, or if issued would be, binding on the Company or any of its Subsidiaries.

                           (xiv) In the past five (5) years, none of the Company
                  or its Subsidiaries has distributed a corporation in a transaction that is reported to qualify under Section 355 of the Code, or been distributed in a transaction that is reported to qualify under Section 355 of the Code.

                  (n)      Employee Benefits.

                           (i) For purposes hereof, the term "COMPANY SCHEDULED
                  PLANS" means each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA), material personnel or payroll policy or material fringe benefit, severance agreement or plan or any pension benefit plan, excess benefit plan, bonus, stock option, stock purchase or other incentive plan, tuition reimbursement, automobile use, club membership, parental or family leave, top hat plan or deferred compensation plan, salary reduction agreement, change-of control agreement, employment agreement, indemnification agreement, retainer agreement, or any other material benefit plan, policy, program, arrangement, agreement or contract, whether or not written or terminated, with respect to any employee, former employee, director, independent contractor, or any beneficiary or dependent thereof currently maintained, sponsored, adopted or administered by the Company or any Subsidiary or any current or former Company Plan Affiliate or to which the Company or any current or former Parent Plan Affiliate has made contributions to, obligated itself or has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) with respect thereto. A "COMPANY PLAN AFFILIATE" is each entity that is, or has ever been, treated as a single employer with the Company pursuant to Section 4001 of ERISA or Section 414 of the Code. The Company has provided or made available to Parent or its counsel current copies of all employee manuals of the Company and its Subsidiaries that include personnel policies applicable to any of their respective employees.

                           (ii) The Company has made available to Parent or its
                  counsel a complete and accurate copy of each written Company Scheduled Plan, together with, if applicable, a copy of audited financial statements, actuarial reports and Form 5500 Annual Reports (including required schedules), if any, for the three (3) most recent plan years, the most recent IRS determination letter or IRS recognition of exemption; each other material letter, ruling or notice issued by a governmental body with respect to each such plan, a copy of each trust agreement, insurance contract or other funding vehicle, if any, with respect to each such plan, the current summary plan description and summary of material modifications thereto with respect to each such plan and Form 5310. Section 5.2(m) of the Company Disclosure Schedule contains a description of the material terms of any material unwritten Company Scheduled Plan as currently in effect as of the date hereof.

                           (iii) To the Company's Knowledge, as of the date
                  hereof, each Company Scheduled Plan (1) has been in material compliance in form and in operation with the material, applicable requirements of ERISA and the Code, and any other material legal requirements; and (2) has been and is operated and administered in compliance with its terms (except as otherwise required by law). Each Company Scheduled Plan which is intended to be qualified under Section 401(a) of the Code has received, or has remaining a period of time to apply for, a favorable determination letter or other recognition of exemption from the Internal Revenue Service on which the Company can rely.

                           (iv) With respect to each Company Scheduled Plan,
                  there are no claims or other proceedings pending or, to the Knowledge of the Company, threatened with respect to the assets thereof (other than routine claims for benefits).

                           (v) To the Company's Knowledge, each Company
                  Scheduled Plan (other than any stock option plan) may be amended, terminated, modified or otherwise revised by the Company or Parent, on and after the Closing, without further liability to the Company or Parent (other than ordinary administrative expenses or routine claims for benefit plans).

                           (vi) None of the Company or any current or former
                  Company Plan Affiliate has at any time participated in, made contributions to or had any other liability, including contingent liability, with respect to any Company Scheduled Plan which is a "multi-employer plan" as defined in Section 4001 of ERISA, a "multi-employer plan" within the meaning of
                  Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA or a plan that is subject to Title IV of ERISA.

                           (vii) No Company Scheduled Plan provides, or reflects
                  or represents any liability to provide retiree health coverage to any person for any reason, except as may be required by COBRA or applicable state insurance laws, and neither the Company nor any Company Plan Affiliate has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due to asserted or unasserted) to any current or former employee, or director (either individually or as a group) to provide retiree health coverage, except to the extent required by applicable continuation coverage statutes, laws or ordinances.

                           (viii) With respect to any Company Scheduled Plan
                  which is a welfare plan as defined in Section 3(1) of ERISA, there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Company or any Company Plan Affiliate to a tax under Code Section 4976(a).

                           (ix) Other than by reason of actions taken following
                  the Closing, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (1) entitle any current or former employee of the Company to a material amount of (i) severance pay, (ii) unemployment compensation or (iii) any other payment, (2) accelerate the time of payment or vesting of any payment (other than for a terminated or frozen tax-qualified plan, pursuant to a requirement herein to freeze or terminate such plan), cause the forgiveness of any indebtedness, or increase the amount of any compensation due to any such employee or former employee or (3) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                           (x) The Company has not entered into any contract,
                  agreement or arrangement covering any employee that gives rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(m) of the Code.

                  (o)      Company Intangible Property.

                           (i) The Company and its Subsidiaries own, or are
                  licensed or otherwise possess legally enforceable rights to use, sell or license, as applicable, all Proprietary Rights (excluding in each case Proprietary Rights in Commercial Software) used, sold, distributed or licensed in or as a part of the business of the Company or its Subsidiaries as currently conducted (the "COMPANY PROPRIETARY

                  RIGHTS"). The Company has licenses for all copies of Commercial Software used in its business and the Company does not have any obligation to pay fees, royalties or other amounts pursuant to any such license at any time, and the Company is not in material breach of its obligation to do so as of the date hereof.

                           (ii) Except for Commercial Software and Company
                  Embedded Products for which the Company has valid licenses which are adequate for the conduct of the Company's business as conducted as of the date hereof, the Company or one of its Subsidiaries either (1) is the sole and exclusive owner of the Company Proprietary Rights (free and clear of any Encumbrances), and has sole and exclusive rights therein; or
                  (2) has a valid, effective written license for the use and/or distribution of the material covered thereby in connection with the services and/or products in respect of which such Company Proprietary Rights are currently being used. The Company is not contractually obligated to pay any royalties, fees or other amounts at any time to any third Person with respect to the use or distribution of any Company Proprietary Rights and the Company is not in material breach of its obligation to do so as of the date hereof. To Company's Knowledge, all current registrations of Company Proprietary Rights are in compliance, in all material respects, with formal legal requirements (including, but not limited to, the payment of filing, examination and maintenance fees) as of the date hereof and have not been and are not now involved in any interference or opposition preceding. To Company's Knowledge as of the date hereof, all products made, used, or sold under any patents included as Company Proprietary Rights have been marked with the proper patent notice.

                           (iii) To the Company's Knowledge, the Company and its
                  Subsidiaries have not infringed or otherwise violated any Proprietary Rights of any third Persons and none of the products or services marketed or sold by Company or its Subsidiaries as of the date hereof infringes or otherwise violates any Proprietary Rights of any third Persons.

                           (iv) No actions, suits, claims, investigations or
                  proceedings with respect to the Company Proprietary Rights are pending or, to the Knowledge of the Company, threatened by any Person, (A) alleging that the manufacture, sale, licensing, distributing or use of any product or service or any portion thereof of the Company or its Subsidiaries as manufactured, sold, licensed, distributed or used by the Company and its Subsidiaries infringes or otherwise violates any Proprietary Rights of any third Persons or (B) challenging the ownership by the Company, validity or effectiveness of any such Company Proprietary Rights.

                           (v) The Company has taken reasonable security
                  measures to safeguard and maintain its rights in the trade secrets included in the Company Proprietary Rights. To the Company's Knowledge, the Company or any Subsidiary trade secrets and all copies of the source code to Company Software are physically in the control of an escrow agent or the Company at the Company's facilities. All officers, employees, contractors and consultants of the Company or its

                  Subsidiaries who have access to proprietary information have executed and delivered to the Company an agreement regarding the protection of proprietary information. All officers, employees, contractors and consultants of the Company or its Subsidiaries have executed and delivered to the Company an agreement regarding the assignment to or ownership by the Company of all Company Proprietary Rights arising from the services performed for the Company by such Persons. To the Knowledge of the Company, no current or prior officers, employees or consultants of the Company claim, and the Company is not aware of any reasonable grounds to assert a claim to, any ownership interest in any Company Proprietary Right as a result of any services performed for the Company or its Subsidiaries including, but not limited to, involvement in the development of any property embodying any Company Proprietary Rights, while employed by or consulting to the Company or otherwise.

                           (vi) All authors of the software, programs and
                  applications included in the Company Proprietary Rights, other than Company Embedded Products (the "COMPANY SOFTWARE") and any other Person who participated in the development of the Company Software or any portion thereof (such authors and other persons or entities are collectively referred to as the "COMPANY SOFTWARE AUTHORS") made his or her contribution to the Company Software (a) within the scope of employment with the Company or any Subsidiary, as a "work made for hire", or
                  (b) as a consultant who assigned all rights to such Company Software to the Company or any Subsidiary.

                           (vii) For the purpose of this SECTION 5.1(o), the
                  following terms have the following definitions: (A) the term "COMMERCIAL SOFTWARE" means packaged commercially available software programs generally available to the public which have been licensed to the Company or a Subsidiary pursuant to end-user licenses that permit the use of such programs without a right to modify, distribute or sublicense the same; (B) the term "COMPANY EMBEDDED PRODUCTS" means third party software incorporated in any existing product or service of the Company or a Subsidiary ; and (C) the term "PROPRIETARY RIGHTS" means
                  (1) patents and patent applications (including all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof), patent disclosures and rights in inventions (whether patentable or unpatentable), (2) trademarks, service marks, trade dress, trade names, rights in Internet domain names and corporate names, registrations and applications for registration thereof, and all goodwill symbolized by and associated therewith, (3) copyrights and registrations and applications for registration thereof, (4) rights in computer software, data and documentation (in both source code and object code form) (including Company Embedded Products), (5) rights in trade secrets and other confidential and proprietary information, catalogs, product designs, specifications, business plans, processes, formulae, methods, schematics, know-how, sales data, marketing data, lists of customers, suppliers and potential customers and suppliers and copyrightable works, (6) other confidential and proprietary intellectual property rights, and (7) all renewals, extensions, revivals and resuscitations thereof.

                  (p)      Agreements, Contracts and Commitments; Material
                           Contracts.

                           (i) As of the date hereof, neither the Company nor
                  any of its Subsidiaries is a party to or is bound by:

                                    (1) any contract relating to the borrowing
                           of money, the guaranty of another Person's borrowing of money, or the creation of an encumbrance or lien on the assets of the Company or any of its Subsidiaries and with outstanding obligations in excess of $5,000,000;

                                    (2) any employment or consulting contract or
                           commitment with any executive officer or member of the Company's Board of Directors or any other employee who is one of the five (5) most highly compensated employees, including base salary but excluding commissions and bonuses, based on 2001 base salary (the "COMPANY KEY EMPLOYEES"), other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days notice without material liability, financial obligation or benefits, except as generally available to employees of the Company, except to the extent general principles of wrongful termination law may limit the Company's or any of its Subsidiaries' ability to terminate employees at will;

                                    (3) any agreement of indemnification or
                           guaranty by the Company or any of its Subsidiaries (excluding those agreements required to be disclosed pursuant to (1) above) other than indemnification agreements between the Company or any of its Subsidiaries and any of its officers or directors in standard forms;

                                    (4) any agreement, contract or commitment
                           containing any covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or conduct business in any geographical area, compete with any person or granting any exclusive distribution rights or materially limiting the Company's use or exploitation of the Company Proprietary Rights;

                                    (5) any contract for capital expenditures in
                           excess of $500,000;

                                    (6) any agreement, contract or commitment
                           currently in force relating to the disposition or acquisition of assets material to the operation of the business as currently conducted;

                                    (7) excluding any arrangements or other
                           contract or commitment for the payment of royalties by the Company or its Subsidiaries, any arrangement or other contract or commitment involving a sharing of profits or losses by the Company or any of its Subsidiaries with any other Person;

                                    (8) any agreement, contract or commitment
                           for the purchase of any ownership interest in any corporation or other business enterprise;

                                    (9) any material joint marketing or
                           distribution or development agreement or other material contract of the Company or any of its Subsidiaries; or

                                    (10) any lease, sublease, rental agreement,
                           contract of sale, tenancy or license related to any real property.

                           (ii) A true, accurate and complete copy (including
                  all material amendments thereto) of each agreement, contract, obligation, promise or undertaking set forth on Schedule 5.2(p) of the Company Disclosure Schedule and to which the Company or any Subsidiary is a party or by which the Company, any of its Subsidiaries or its assets is or may become bound (a "COMPANY CONTRACT"), or a summary of each oral contract, has been made available to Parent or its counsel. Each Company Contract is in full force and effect as to the Company or any Subsidiary, and to the Company's Knowledge as to the other contracting parties. No condition exists or event has occurred that, (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by the Company or a Subsidiary of the Company or, to the Knowledge of the Company, any other party thereto under, or result in a right to terminate, any Company Contract, except as could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company.

                  (q) Unlawful Payments and Contributions. To the Knowledge of the Company, neither the Company, any Subsidiary of the Company nor any of their respective directors, officers, employees or agents has, with respect to the businesses of the Company or its Subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity;
         (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or entity.

                  (r) Environmental Matters. (i) the Company and its Subsidiaries and the operations, assets and properties thereof are in material compliance with all Environmental Laws; (ii) there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company alleging the violation of any Environmental Law and neither the Company nor any Subsidiary of the Company has received written notice from any governmental body or Person alleging any violation of or liability under any Environmental Laws, in either case which could reasonably be expected to result in a Material Adverse Effect on the Company; (iii) to the Knowledge of the Company, there are no facts or circumstances which could result in any environmental liability which could reasonably be expected to result in a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has ever generated, transported, treated, stored, handled or disposed of any Hazardous Material in a manner which, individually, or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Company; (v) except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the Company or any Subsidiary to material liability, to the knowledge of the Company and any of its Subsidiaries, no Hazardous Materials are present on, in, at or under any real property currently owned or leased by the Company or any of its Subsidiaries or were present on, in, at or under any other real property at the time it ceased to be owned or leased by the Company or any of its Subsidiaries (including without limitation, containment by means of any underground or aboveground storage tank); (vi) except as set forth in section 5.2(r) of the Company Disclosure Schedule, to the Knowledge of the Company, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any real property currently owned or leased by the Company or any of its Subsidiaries or as a consequence of the acts of the Company, its Subsidiaries, or their agents. For the purpose of this Section 5.2(r), the following terms have the following definitions: (X) "ENVIRONMENTAL LAWS" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety as amended to date; and (Y) "HAZARDOUS MATERIAL" means any substance, material or waste regulated by federal, state or local government, including, without limitation, any substance, material or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision of Environmental Law and including but not limited to petroleum and petroleum products, other than substances contained in janitorial supplies or office products.

                  (s) Title to Properties; Liens; Condition of Properties. The Company and its Subsidiaries have good title to, or a valid leasehold interest in, the real and personal property, shown on the most recent Company Financial Statements or acquired after the date thereof. None of the property owned, leased or used by the Company or any of its Subsidiaries is subject to any mortgage, pledge, deed of trust, lien, conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind (other than any of the foregoing with respect to (i) taxes not yet due and payable, (ii) matters which do not materially and adversely affect the use, value or operation of such property, and (iii) liens or encumbrances against any landlord's or owner's interest in any leased property). Since December 31, 2001, there has not been any sale, lease, or any other disposition or distribution by the Company or any of its Subsidiaries of any of its assets or properties material to the Company and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business, consistent with past practices.

                  (t) Insurance. All insurance policies (including "self-insurance" programs) now maintained by the Company or any of its Subsidiaries (the "COMPANY INSURANCE POLICIES") are in full force and effect as to the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries is in default under any of the Company

         Insurance Policies, and no claim for coverage under any of the Company Insurance Policies has been denied. The Company has not received any written notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies nor, to the Knowledge of the Company or any of its Subsidiaries, is there any reasonable basis for any such action.

                  (u) Labor and Employee Relations.

                           (i) None of the employees of the Company or any of
                  its Subsidiaries is represented in his or her capacity as an employee of such company by any labor organization; neither the Company nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has the Company or any of its Subsidiaries signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and to the Knowledge of the Company, there is no active or current union organization activity involving the employees of the Company or any of its Subsidiaries, nor has there ever been union representation involving employees of the Company or any of its Subsidiaries.

                           (ii) The Company and each of its Subsidiaries have
                  made available to Parent or its counsel a description of all written employment policies under which the Company or any of its Subsidiaries currently operates.

                           (iii) To the Company's Knowledge, the Company and
                  each of its Subsidiaries is in compliance with all Federal, foreign (as applicable), and state or other applicable laws regarding employment practices, including laws relating to workers' safety, sexual harassment or discrimination, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                           (iv) To the Knowledge of the Company, none of the
                  Company Key Employees has any plans to terminate his or her employment with the Company or any of its Subsidiaries.

                  (v) Permits. The Company and each of its Subsidiaries hold all licenses, permits, registrations, orders, authorizations, approvals and franchises that are required to permit it to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries. All such licenses, permits, registrations, orders, authorizations, approvals and franchises are now, and will be immediately after the Effective Time, valid and in full force and effect, except where the failure to be valid and in full force and effect or to have the benefit of any such license, permit, registration, order, authorization, approval or franchise could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the

         Company or the Surviving Corporation. Neither the Company nor any of its Subsidiaries has received any written notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise, except where such failure could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or the Surviving Corporation.

                  (w) Transactions with Affiliates. Since the date of Company's last proxy statement to its stockholders filed pursuant to Section 14 of the Exchange Act (and the rules and regulations thereunder) for the sole purpose of convening the Company's annual meeting of stockholders, no event or transaction has occurred that would be required to be reported by the Company, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                  (x) Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held on April 4, 2002, has approved this Agreement and (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the stockholders of the Company and declared the Merger to be advisable; (ii) approved this Agreement; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement, the Merger and the transactions contemplated hereby.

                  (y) Tax Treatment. Neither the Company nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

                  (z) Opinion of Company Financial Advisor. The Company has received the opinion of Robertson Stephens, Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the holders of the Company Shares from a financial point of view, a signed copy of which opinion has been delivered to Parent, and such opinion has not been amended, modified or revoked in a manner adverse to Parent. Subject to prior review and consent by Robertson Stephens, Inc., the Company has been authorized by Robertson Stephens, Inc. to permit the inclusion of such fairness opinion and a reference thereto in the Proxy Statement.

                  (aa) Company Rights Agreement. The Company has made available to Parent or its counsel a complete and correct copy of the Company Rights Agreement, including all exhibits and amendments thereto. The Company has taken, and as soon as practicable after the date hereof the Company will use commercial reasonable efforts to cause the Company Rights Agent to take, all actions reasonably necessary or appropriate to amend the Rights Agreement to ensure that the execution of this Agreement, the Merger and the other transactions contemplated in this Agreement will not cause (i) Parent, Merger Sub or any of their affiliates to be considered an Acquiring Person (as defined in the Company Rights Agreement), (ii) the occurrence of the Distribution Date or Shares Acquisition Date (each as defined in the Company Rights Agreement) or (iii) the separation of the Rights from the underlying Company Shares, and will not give the holders thereof the right to acquire securities of any party thereto.

                  (bb) WARN Obligation. All reductions in force performed by the Company or any Subsidiary (individually or taken as a whole) have been in compliance with the Worker Adjustment Retraining and Notification Act.

                                   ARTICLE VI

                       ADDITIONAL COVENANTS AND AGREEMENTS

         6.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company (which for the purposes of this SECTION 6.1 shall include the Company and each of its Subsidiaries, taken as a whole) agrees, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or as set forth in SECTION 6.1 of the Company Disclosure Schedule or in the Company SEC reports, to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and to use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others having material business dealings with the Company, to the end that the goodwill and ongoing businesses of the Company shall be substantially unimpaired the Effective Time. Except as expressly provided for by this Agreement or in the schedules thereto, the Company shall not, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), as set forth in SECTION 6.1 of the Company Disclosure Schedule or in the Company SEC reports:

                  (a) Accelerate, amend or change the period of exercisability of options, restricted stock or warrants to purchase Company Shares, or reprice options granted under the Company Option Plans or materially amend or modify the terms of any warrant to purchase Company Shares or authorize cash payments in exchange for any warrant to purchase Company Shares or in exchange for any options granted under any of the Company Option Plans;

                  (b) Enter into any material partnership arrangements or joint development agreements or strategic alliances which would require fees greater than $50,000 individually or $100,000 in the aggregate;

                  (c) Enter into any contracts or commitments, containing any exclusivity or non-competition covenant that binds the Company;

                  (d) Enter into any contract or commitment (excluding contracts or commitments for capital expenditures) which involves the payment by the Company of $250,000 or more individually, or $1,000,000 in the aggregate, in any calendar year which is not cancelable without material penalty within ninety days of the date of notice of cancellation;

                  (e) Except as required by law, grant or pay any severance or termination payments to any employee, except (A) payments made in connection with the termination of employees who are not executive officers in amounts consistent with the Company's policies and past practices not to exceed $35,000 individually or $200,000 in the aggregate or (B) pursuant to written agreements outstanding, or benefit plans or policies existing, on the date hereof and as previously disclosed in writing to Parent or its counsel;

                  (f) Transfer or license to any person or entity or otherwise extend (other than automatic extensions or renewals), amend or modify in any material respect any rights to the Company Proprietary Rights (including rights to resell or relicense the Company Proprietary Rights) or enter into grants to future patent rights, other than on (A) standard forms of the Company or (B) standard forms of the Company's clients entered into in the ordinary course of business; provided, however, that such standard forms shall provide for a non-exclusive, enterprise wide, or site license of the Company Proprietary Rights;

                  (g) Commence or settle any litigation or legal proceeding or settle any dispute, for an aggregate amount in cash, stock, property or services valued in excess of $200,000 other than for the routine collection of bills or to protect or enforce Company Proprietary Rights, provided that the Company may commence a suit if the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable asset of the business of the Company, so long as the Company consults with the Parent prior to the filing of such a suit and keeps Parent reasonably advised of the status and details of such litigation; provided further that the Company shall not require the approval of, and shall not be required to consult with, Parent with respect to, and shall be permitted to initiate, any claim, suit or proceeding against Parent, Merger Sub, any other Subsidiary of Parent or any affiliate of any of the foregoing;

                  (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, other than (i) in connection with the replacement of lost, stolen or destroyed certificates and (ii) the declaration and payment of a cash dividend not to exceed $24,000,000, in the aggregate, to all holders of Company Shares on the record date for such dividend (the "DIVIDEND AMOUNT" and, if such dividend is declared and paid, the amount of such dividend payable in respect of each Company Share as of the record date, shall be referred to as the "PER SHARE DIVIDEND AMOUNT");

                  (i) Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock (other than any purchase, forfeiture or retirement of shares of Common Stock or Company Options occurring pursuant to the terms (as in effect on the date hereof) of any existing contract or agreement or any existing benefit plan or policies, in a manner otherwise consistent with the terms of this Agreement);

                  (j) Issue, deliver, sell or authorize or propose the issuance, delivery, grant or sale of, any shares of its capital stock of any class or securities convertible into, or any subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities or grant any form of stock appreciation rights, except for the issuance of (i) Company Options issued in the ordinary course of business consistent with past practice and in an amount not to exceed 200,000 shares of Company Common Stock in the aggregate or (ii) Company Shares pursuant to the exercise of Company Options or pursuant to the Company ESPP;

                  (k) Cause or permit any amendments to the Company's certificate of incorporation or bylaws;

                  (l) Sell, lease, sublease, license, encumber or otherwise dispose of any of the properties or assets of the Company material to its business as currently conducted, except in the ordinary course of business consistent with past practices;

                  (m) Incur any material indebtedness for borrowed money (other than trade payables incurred in the ordinary course of business consistent with past practices and owed to persons other than affiliates of the Company) or guarantee any such prohibited indebtedness or issue or sell warrants or rights to acquire debt securities of the Company or any Subsidiary or guarantee any indebtedness of others;

                  (n) Except as required by law, outstanding written agreements, or any Company Scheduled Plans existing on the date hereof or as previously disclosed to Parent or its counsel, adopt, materially amend or modify or terminate (other than by expiration) or extend or renew (other than by automatic renewal or extension) any Company Scheduled Plan or materially increase the salaries, wage rates, benefits or perquisites (including, without limitation, travel and entertainment reimbursement policies) of any of its executive officers or directors (except in the ordinary course of business consistent with past practice), including but not limited to (but without limiting the generality of the foregoing), adopting or materially amending any stock purchase or option plan, employment contract or any bonus or special remuneration owed to any director or employee, increasing any commission plans or initiating any sales incentive events involving increased commission or other material benefits;

                  (o) Revalue any of the material assets of the Company including without limitation writing down the value of inventory, writing off notes or accounts receivable, other than in the ordinary course of business or as required by GAAP or applicable law;

                  (p) Pay, discharge or satisfy in an amount in excess of $150,000 in any single instance, or $500,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, or contingent) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practices of liabilities, whether arising prior to, on or after the date hereof, of the type reflected or reserved against in the Company Financial Statements (or described in the notes thereto);

                  (q) Except as required by applicable Tax law, make or change any material election in respect of Taxes or adopt or change in any material respect any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (r) Except for any change which is required by reason of a change in GAAP, change any material method of accounting or accounting practice used by it;

                  (s) Release or permit the release of any Person from, or waive or permit the waiver of any provision of any "standstill" or similar agreement to which the Company is a party;

                  (t) Enter into any agreement or arrangement (i) providing that a project is subject to a limitation on the overall cost or number of hours which can be billed to the project (so called "fixed fee" or"billing cap" arrangements) or (ii) to provide products or services at rates where the project margin would not reasonably be expected to be less than 35%, except for (1) arrangements where the cost of services to be rendered pursuant to such arragement could not reasonably be expected to exceed $150,000 or (2) fixed fee or billing cap arrangements where: (A) the cost of services to be rendered pursuant to such arrangements could not reasonably be expected to exceed the fixed fee or billing cap amount and (B) such arrangements have each been approved in accordance with the Company's standard approval procedures; provided, however, that if the Company enters into any fixed fee or billing cap arrangement in an amount in excess of $750,000, the Company shall apprise Parent in writing of such pending arrangement; and provided, that if Parent fails to object to any such agreement or arrangement within twenty-four (24) hours of receipt of Company's written notice of such pending agreement or arrangement, Parent shall be deemed to have consented to such agreement or arrangement; provided, further, that if Parent objects to any such agreement or arrangement, Parent shall provide the Company with a reasonable basis for such objection and Parent will use its best efforts to cooperate with the Comopany to obtain a reasonable solution to such objection.

                  (u) Enter into, agree or commit to any capital expenditures, leasehold improvements or any similar commitments, except in the ordinary course of business consistent with past practices, reflected or reserved against in the Company Financial Statements (or described in the notes thereto) or which expenditures or improvements do not exceed $250,000 in the aggregate;

                  (v) Enter into, agree or commit to any expenditures for trade shows, conferences or any similar commitments, except in the ordinary course of business consistent with past practices, reflected or reserved against in the Company Financial Statements (or described in the notes thereto) or which committed expenditures do not exceed $150,000 in the aggregate;

                  (w) Enter into, agree or commit to any derivative, hedging transactions, any similar transaction, except for transactions entered into in the ordinary course of business consistent with past practices, reflected or reserved against in the Company Financial Statements (or described in the notes thereto) or which transactions does not exceed $50,000 in the aggregate;

                  (x) Materially amend or modify, terminate (other than by expiration), extend or renew (other than by automatic extensions or renewals) any non-client related Company Contract which involves the payment by the Company of $75,000 or more, individually, or $250,000, in the aggregate, in any calendar year, including without limitation, any Company Contract relating to any real property, other than the termination or buyout of an existing real property lease obligation;

                  (y) Grant or pay any commissions to any employees, except for commissions paid on reported revenue or non-recoverable draws pursuant to offer letters previously provided to Parent or its counsel, provided that such commissions (i) shall not exceed $20,000, in any single instance, and $80,000, in the aggregate, to any one employee during any six month period, and (ii) are made pursuant to the Company's existing commission programs as of the date hereof, and as previously disclosed to Parent or its counsel;

                  (z) Hire or commit to hire any employee, except for at-will employees with total annual base salary not to exceed $100,000 in any single instance, and $250,000, in the aggregate, except for Sales Representatives whose total annual compensation shall not exceed $200,000, in any single instance, and $1,000,000, in the aggregate or Technical Leads whose total annual compensation shall not exceed $150,000, in any single instance, and $450,000 in the aggregate;

                  Take, or agree to take, any of the actions described in
SECTION 6.1(a) through (z) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in SECTIONS 7.1 or 7.3, not to be satisfied.

         6.2 CONDUCT OF BUSINESS OF PARENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, Parent (which for the purposes of this SECTION 6.2 shall include Parent and each of its Subsidiaries, taken as a whole) agrees, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or as set forth in SECTION 6.2 of the Parent Disclosure Schedule or in the Parent SEC reports, to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and to use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others having material business dealings with Parent, to the end that the goodwill and ongoing businesses of Parent shall be substantially unimpaired as of the Effective Time. Except as expressly provided for by this Agreement or in the schedules thereto, Parent shall not, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), as set forth in SECTION 6.3 of Parent Disclosure Schedule or in Parent SEC reports:

                  (a) Declare or pay any dividends (whether in cash or property) on or make any other distributions (whether in cash or property) in respect of Parent Common Stock;

                  (b) Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock (other than any purchase, forfeiture or retirement of shares of Parent Common Stock or options granted pursuant to the Parent Option Plans occurring pursuant to the terms of any existing contract or agreement or any existing benefit plan or policies, in a manner otherwise consistent with the terms of this Agreement);

                  (c) Issue, deliver, grant, sell or authorize or propose the issuance, delivery, grant or sale of, any shares of its capital stock of any class or securities (debt or otherwise) convertible or exchangeable into any shares of its capital stock in connection with the acquisition of any ownership interest in another Person (whether by merger, share exchange or acquisition of assets of such Person) or enter into any joint venture or similar strategic or collaborative arrangement (each a "TRANSACTION"), except in connection with any Transaction in which: (A) the total number of shares of Parent capital stock issued or issuable (upon conversion or otherwise) will not require the approval of Parent's stockholders; (B) the fair market value of any assets (excluding Parent capital stock) delivered or to be delivered (including the aggregate value of any licensing fees, royalties or other payments due from Parent or any Subsidiary) under such arrangement will not exceed 10% of the market capitalization of Parent, as determined on the date of execution of such arrangement; (C) the combined value of (A) and (B) will not exceed 20% of the market capitalization of Parent (each value as determined on the date of execution of such arrangement); (D) the Transaction will not result in the acquisition of a "significant subsidiary" as such term is defined in Section 1.02(w) of Regulation S-X; and (E) such arrangement has no less than a cash flow neutral effect on Parent and its Subsidiaries, taken as a whole, based upon the combined financial forecasts of Parent and such entity, as of the date of execution of such arrangement; provided; that the financial projections of Parent must not be inconsistent with the financial projections provided to the Company as of the date hereof;

                  (d) Incur any material indebtedness for borrowed money (other than trade payables incurred in the ordinary course of business consistent with past practice and owed to persons other than an Affiliate of Parent or any Subsidiary) or guarantee any such prohibited indebtedness or issue or sell warrants or rights to acquire debt securities of Parent or any Subsidiary or guarantee any indebtedness of others;

                  (e) Except as required by law, outstanding written agreements, or any Parent Scheduled Plans existing, on the date hereof and as previously disclosed to the Company or its counsel, adopt or materially amend or modify any Parent Scheduled Plan or materially increase the salaries, wage rates or material benefits or perquisites (including, without limitation, travel and entertainment reimbursement policies) of any of its executive officers or directors (other than in the ordinary course of business consistent with past practice), including but not limited to (but without limiting the generality of the foregoing), adopting or materially amending any stock purchase or option plan, entering into any employment contract paying any bonus, commission or special remuneration increasing any commission plans or initiating any sales incentives involving increased commission or other material benefits to any director or officers other than in connection with the hiring of any executive officers after the date hereof;

                  (f) Except for any change which is required by reason of a change in GAAP, change any material method of accounting or accounting practice used by it; or

                  (g) Settle at less than the full stated value, compromise or discount any receivables of Parent or any Subsidiary, other than in the ordinary course of business consistent with past practice;

                  (h) Other than in the ordinary course of business consistent with past practice, defer or fail to timely pay any payment obligation of Parent or any Subsidiary;

                  (i) Take, or agree to take, any of the actions described in
         SECTION 6.2(a) through (h) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in SECTIONS 7.1 or 7.2, not to be satisfied.

         6.3      No Solicitation.

                  (a) From and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company will not, and will not permit any of its Subsidiaries to, and will direct its and their respective directors, officers, investment bankers, affiliates, representatives and agents (collectively, the "REPRESENTATIVES") not to, (i) solicit, initiate, or intentionally encourage (including by way of furnishing information or affording access to the properties, books or records of the Company), or take any other action intended to facilitate, any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Company Acquisition Proposal, or (ii) engage in, or enter into, any negotiations or discussions concerning any Company Acquisition Proposal. In the event that (x) the Company receives a Company Acquisition Proposal that the Board of Directors of the Company determines in good faith is or may reasonably be expected to lead to a Company Superior Proposal that was not solicited by the Company or otherwise obtained in violation of this SECTION 6.3, and (y) after the Company gives Parent written notice of its intention to do so, the Company may, if the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable law, provide such non-public information, afford such access and enter into and engage in negotiations and discussions regarding any Company Acquisition Proposal. In such event, the Company shall, (i) promptly (and no less than twenty-four (24) hours prior to providing such non-public information, affording such access or entering into and engaging in any such negotiations and discussions) inform Parent of the material terms and conditions of such Company Acquisition Proposal, including the identity of the Person making such Company Acquisition Proposal (if not prohibited from doing so under any confidentiality agreement in effect as of the date hereof) and (ii) thereafter promptly keep Parent reasonably informed of the status, including any material change to the terms, of any such Company Acquisition Proposal. As used herein, the term "COMPANY ACQUISITION PROPOSAL" shall mean any inquiry, proposal or offer believed by the Company to being bona fide relating to any (i) merger, consolidation, business combination, or similar transaction involving the Company,
         (ii) sale, lease or other disposition, directly or indirectly, of all or a substantial portion of the assets of the Company and its Subsidiaries, taken as a whole in one or more transactions, (iii) issuance, sale, or other disposition of a majority of the voting equity securities (or options, rights or warrants to purchase such securities, or securities convertible into such securities) of the Company, (iv) liquidation, dissolution, recapitalization or other similar type of transaction with respect to the Company, (v) tender offer or exchange offer for a majority of the voting equity securities of the Company or
         (vi) other transaction which is similar in form, substance or purpose to any of the foregoing transactions; in the case of (i), (ii), (iii),
         (iv) or (v) above, which transaction would result in a third party (or its stockholders) acquiring more than fifty percent (50%) of the voting power of, or economic interest in, the Company or the assets representing more than fifty percent (50%) of the net income, net revenue or assets of the Company on a consolidated basis; provided, however, that the term "COMPANY ACQUISITION PROPOSAL" shall not include the Merger and the transactions contemplated hereby. For purposes of this Agreement, "COMPANY SUPERIOR PROPOSAL" means any Company Acquisition Proposal made by a third party on terms which the Board of Directors of the Company determines in good faith (after consulting with a financial advisor of nationally recognized reputation and considering such other matters that it deems relevant) would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger and, taking into account, in the reasonable good faith judgment of the Board of Directors of the Company after consultation with its financial advisor, the availability to the person or entity making such Company Superior Proposal of the financial means to conclude such transaction. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall be responsible for the conduct of its Representatives in accordance with this SECTION 6.3(a), and any conduct by a Representative that would constitute a breach of the provisions of this SECTION 6.3(a) if engaged in by the Company shall be deemed a breach of this SECTION 6.3(a) by the Company.

                  (b) Except as permitted by this SECTION 6.3, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, or modify in a manner adverse to Parent, or propose publicly to withdraw, or modify in a manner adverse to Parent, the approval or recommendation by the Board of Directors of the Company or such committee of this Agreement or the Merger, (ii) approve, recommend, or otherwise publicly endorse any Company Acquisition Proposal,(iii) render the provisions of any anti-takeover statute, rule or regulation inapplicable to any person or group (other than

         Parent, Merger Sub or their affiliates) or to any Company Acquisition Proposal, or (iv) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to any Company Acquisition Proposal, except in each case to the extent that the Board of Directors of the Company or any committee thereof shall determine in good faith (after consultation with its outside legal counsel), that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable law. Nothing contained in this SECTION 6.3 shall prohibit the Company or the Board of Directors of the Company or any committee thereof from taking, and disclosing to its stockholders, a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if the Board of Directors of the Company or any committee thereof shall determine in good faith (after consultation with its outside legal counsel), that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable law, provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify in a manner adverse to Parent, its position with respect to this Agreement or the Merger or approve or recommend or propose publicly to approve or recommend, a Company Acquisition Proposal unless and until the Company shall have complied with its obligations under this Section 6.3.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this SECTION 6.3, the Company will promptly (and in any event within forty-eight (48) hours) advise Parent, orally and in writing, if any Company Acquisition Proposal is made, or any non-public information or access to the properties, books or records of the Company is requested in connection with a Company Acquisition Proposal. Any disclosure by the Company pursuant to the first sentence of this SECTION 6.3(c) will include a reasonably detailed summary of the principal terms and conditions of any such Company Acquisition Proposal and, if not prohibited by any confidentiality agreement in effect as of the date hereof, will disclose any written materials received by the Company in connection with such Company Acquisition Proposal and the identity of the party making such Company Acquisition Proposal, or inquiry. The Company will keep Parent reasonably advised of the status and details (including amendments and proposed amendments) of any such request or Company Acquisition Proposal.

         6.4      MEETINGS OF STOCKHOLDERS.

                  (a) Promptly after the date hereof, the Company shall take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to convene a meeting of stockholders ("COMPANY STOCKHOLDERS MEETING") to be held as promptly as practicable after the S-4 Registration Statement is declared effective by the SEC for the purposes of voting upon this Agreement and the Merger. Nothing herein shall prevent the Company from adjourning or postponing the Company Stockholders Meeting if there are insufficient Company Shares necessary to conduct business at the Company Stockholders Meeting. Unless the Company's Board of Directors or any committee thereof has withdrawn or modified its recommendation of this Agreement and the Merger in compliance with SECTION 6.3, the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or NNM requirements to obtain such adoption. The Company shall take all other action necessary or advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable law, the NNM and the Company's certificate of incorporation and bylaws to effect the Merger.

                  (b) Promptly after the date hereof, Parent shall take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to convene a meeting of stockholders (the "PARENT STOCKHOLDERS MEETING") to be held as promptly as practicable after the S-4 Registration Statement is declared effective by the SEC for the purposes of voting upon the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby. Nothing herein shall prevent Parent from adjourning or postponing the Parent Stockholders Meeting if there are insufficient shares of Parent Common Stock necessary to conduct business at the Parent Stockholders Meeting. Neither the Board of Directors of Parent nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Board of Directors of Parent or such committee of the issuance of shares of Parent Common Stock pursuant to the Merger and the other transactions contemplated hereby, except to the extent that the Board of Directors of Parent or any committee thereof shall determine in good faith (after consultation with its outside legal counsel), that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of Parent under applicable law. Nothing contained in this SECTION 6.4(b) shall prohibit Parent or the Board of Directors of Parent from making any disclosure to Parent's stockholders if the Board of Directors of Parent or any committee thereof shall determine in good faith (after consultation with its outside legal counsel), that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of Parent under applicable law. Unless Parent's Board of Directors or any committee thereof has withdrawn or modified its recommendation of the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby in compliance with this SECTION 6.4(b), Parent shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or NNM requirements to obtain such approval. Parent shall take all other action necessary or advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable law, the NNM and Parent's certificate of incorporation and bylaws to effect the Merger, including the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby.

         6.5 REGISTRATION STATEMENT. Parent will, as promptly as practicable after the date hereof, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 REGISTRATION STATEMENT"), containing a joint proxy statement/prospectus and forms of proxy, in connection with the registration under the Securities Act of the Parent
Shares issuable in connection with the Merger and the other transactions contemplated hereby. The Company and Parent will, as promptly as practicable after the date hereof, prepare and file with the SEC a joint proxy statement that will be the same joint proxy statement/prospectus contained in the S-4 Registration Statement and forms of proxy, in connection with the vote of the Company's and Parent's stockholders with respect to the Merger or the issuance of Parent Shares in connection therewith, as applicable (such joint proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's and Parent's stockholders is herein called the "PROXY STATEMENT"). Each of the Company and Parent will, and will cause its respective accountants, lawyers and investment bankers or financial advisors to, use its commercially reasonable efforts to cause the S-4 Registration Statement to be declared effective by the SEC (the date the S-4 Registration Statement is declared effective being referred to as the "S-4 EFFECTIVE DATE") as promptly as practicable thereafter, including, without limitation, causing its respective accountants, lawyers and investment bankers or financial advisors to deliver necessary or required instruments such as opinions, consents and certificates, and will take or will cause its respective accountants and lawyers to take, any other action required or necessary to be taken or advisable or customary under federal or state securities laws or otherwise in connection with the registration process, it being understood and agreed that each of Wilson Sonsini Goodrich & Rosati Professional Corporation, counsel to the Company, and Katten Muchin Zavis Rosenman, counsel to Parent, will render, on the date the preliminary Proxy Statement is first filed with the SEC or on the date of any amendment thereto so long as it is rendered prior to the date on which the S-4 Registration Statement is declared effective, an opinion that the federal income tax consequences described in the Registration Statement are true and correct in all material respects. Each of the Company and Parent will use its reasonable efforts to cause the Proxy Statement and the applicable form of proxy to be mailed to its stockholders at the earliest practicable date after the S-4 Effective Date and each of the Company and Parent shall each use its commercially reasonable efforts to hold the Company Stockholders Meeting and the Parent Stockholders Meeting, as the case may be, as soon as practicable thereafter (subject to the requirements of laws and rules and regulations of the SEC). Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of Parent Shares in the Merger.

         6.6 REASONABLE EFFORTS. Each of the Parties shall: (a) promptly make its respective filings and thereafter make any other required submissions under all applicable laws with respect to the Merger and the other transactions contemplated hereby; and (b) use its commercially reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

         6.7 ACCESS TO INFORMATION.

                  (a) Upon reasonable notice, Parent, on the one hand, and the Company, on the other hand, shall (and shall cause each of their Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of the other such party (the "AUTHORIZED REPRESENTATIVES") reasonable access, during normal business hours throughout the period prior to the Effective Time, to their properties, assets, books and records and, during such period, shall (and shall cause each of their Subsidiaries to) furnish promptly to such Authorized Representatives all information concerning its business, properties, assets and personnel as may reasonably be requested for purposes of appropriate and necessary due diligence, provided that no investigation pursuant to this SECTION 6.7 shall affect or be deemed to modify any of the representations or warranties made by the Parties. The Parties each agree to treat (and cause their Authorized Representatives to treat) any and all information provided pursuant to this SECTION 6.7 in compliance with the terms of that certain Confidentiality Agreement, entered by and between the Company and Parent, dated February 10, 2002 (the "CONFIDENTIALITY AGREEMENT").

                  (b) Parent and the Company shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining all required approvals or consents of any governmental authority (whether domestic, foreign or supranational). In that regard, each Party shall without limitation: (i) promptly notify the other of, and if in writing, furnish the other with the copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any governmental authority (whether domestic, foreign or supranational) with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed filings or any written (or any material proposed oral) communication with any such governmental authority, (iii) not participate in any meeting with any such governmental authority unless it consults with the other in advance and to the extent permitted by such governmental authority gives the other the opportunity to attend and participate thereat, and
         (iv) furnish the other with copies of all correspondence, filing and communications (and memoranda setting forth the substance thereof) between it and any such governmental authority with respect to this Agreement and the Merger.

                  (c) Each of the Company and Parent shall promptly notify the other party in writing of:

                           (i) any notice or other communication from any Person
                  alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement if the failure of the Company or Parent, as the case may be, to obtain such consent would have a Material Adverse Effect on Company or Parent as applicable or to the consummation of the transactions contemplated hereby;

                           (ii) any notice or other communication from any
                  governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                           (iii) any notice (written or oral) or Knowledge of
                  the occurrence of any event which will, or is reasonably likely to, result in the failure to satisfy any of the conditions specified in ARTICLE VII.

                  (d) The Company and Parent shall promptly notify the other Party of any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

         6.8 PUBLICITY. The Parties agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger in order to agree upon the text of any such press release or the making of such public announcement, which agreement shall not be unreasonably withheld or delayed, except as may be required by applicable law or by obligations pursuant to any listing agreement with a national securities exchange or national automated quotation system, in which case the Party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other Party before issuing any such press release or making any such public announcement. The Parties will prepare a joint press release for the announcement of the execution of this Agreement. Notwithstanding the foregoing, in the event the Board of Directors of Parent or the Company withdraws its recommendation of this Agreement in compliance herewith, neither Party will be required to consult with or obtain the agreement of the other in connection with any press release or public announcement.

         6.9 AFFILIATES OF THE COMPANY. The Company has identified the Persons listed on SECTION 6.9 of the Company Disclosure Schedule as persons whom the Company reasonably believes are "affiliates" of the Company for purposes of Rule 145 promulgated under the Securities Act (each, a "COMPANY AFFILIATE"). The Company will use its reasonable best efforts to obtain as promptly as practicable from each Company Affiliate a written agreement in the form attached hereto as Exhibit B (the "COMPANY AFFILIATE LETTER") that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any Parent Shares issued to such Company Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act.

         6.10 MAINTENANCE OF INSURANCE. Between the date hereof and through the Effective Time, the Company will use commercially reasonable efforts to maintain in full force and effect all presently existing policies of insurance of the Company or its Subsidiaries or insurance reasonably comparable to the coverage afforded by such policies.

         6.11 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Parties shall: (a) promptly after the date hereof make their respective filings and thereafter make any other required submissions under the HSR Act, the Securities Act and the Exchange Act, and comparable foreign laws, rules and regulations, with respect to the Merger; (b) cooperate in the preparation of such filings or submissions to the extent required under the HSR Act, the Securities Act and the Exchange Act and comparable foreign laws, rules and regulations; and (c) use commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Each Party shall bear their own costs and expenses as to the


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actions set forth in (a)-(c) above. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will require Parent, whether pursuant to an order of the Federal Trade Commission or the United States Department of Justice or otherwise, to dispose of any material assets, lines of business or equity interests in order to obtain the consent of the Federal Trade Commission or the United States Department of Justice to the transactions contemplated by this Agreement.

         6.12 TAX FREE REORGANIZATION TREATMENT. The Parties shall use their commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub, and the Company (i) shall not file any Return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code, and (ii) shall comply with the record keeping and information reporting requirements set forth in Treasury Regulation ss. 1.368-3. Prior to the Effective Time, each of the Parties shall use their commercially reasonable efforts to obtain the opinion of its tax counsel in such form and upon such matters as described in SECTION 7.2 or 7.3, as applicable.

         6.13 INDEMNIFICATION.

                  (a) From and after the Effective Time, Parent and the Surviving Corporation will fulfill and honor in all respects the obligations of the Company to indemnify and hold harmless the Company's and its Subsidiaries' present and former directors, officers, employees, and agents and their heirs, executors and assigns (collectively, the "INDEMNIFIED PERSONNEL") against all claims, losses, liabilities, damages, judgments, fines and fees, costs and expenses, including attorneys' fees and disbursements and amounts paid in settlement, incurred in connection with any threatened or pending claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Personnel is or was an officer, director, employee or agent of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law.

                  (b) The certificate of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to indemnification and elimination of liability for monetary damages at least as favorable to the Indemnified Personnel as those set forth in the current certificate of incorporation and bylaws of the Company, and for a period of six (6) years from the Effective Time, those provisions will not be repealed or amended or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnified Personnel, except to the extent, if any, that such modification is required by applicable law.



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

                  (c) For a period of six (6) years after the Effective Time, Parent and the Surviving Corporation will either (i) maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; provided, however, that in no event will Parent and the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for such 200% of such annual premium), or (ii) if mutually agreed between the Company and Parent prior to the Closing, purchase a directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company covering all periods prior to the Effective Time.

                  (d) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or
         (ii) transfers all or substantially all of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent or the Surviving Corporation, as applicable, shall make or cause to be made proper provision so that the successors and assigns of Parent or the Surviving Corporation, as applicable, assume the indemnification obligations of Parent or the Surviving Corporation, as applicable, under this SECTION 6.13 for the benefit of the Indemnified Personnel.

                  (e) The obligations of Parent and the Surviving Corporation under this SECTION 6.13 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Personnel to whom this
         SECTION 6.13 applies without the consent of such affected Indemnified Personnel (it being expressly agreed that the Indemnified Personnel to whom this SECTION 6.13 applies shall be third party beneficiaries of this SECTION 6.13) unless such modification or termination is required by law.

         6.14 COMPANY ESPP. Any offering underway as of May 15, 2002 or that is scheduled to end on such date under the Company ESPP shall, to the extent necessary, be accelerated such that on May 15, 2002 all offerings under the Company ESPP shall be determined by treating this date as the last day of such offering periods (and making such other pro-rata adjustments as may be necessary to reflect the shortened offering). Outstanding rights to purchase shares of Company Common Stock shall be exercised in accordance with the terms of the ESPP. The Company ESPP shall remain in effect until otherwise terminated by the Company's Board of Directors; provided, however, that, the Company will not permit an offering period to commence after the date hereof (unless this Agreement is terminated) and provided further, that, in the event the Merger is consummated, the Company ESPP shall be terminated effective as of the Effective Time.

         6.15 EXEMPTION FROM LIABILITY UNDER SECTION 16(B)

                  (a) Provided that, prior to the Effective Time, Company delivers to Parent: (i) a resolution of the Board of Directors of Company, or a committee of Non-Employee


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

         Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), providing that the conversion into Parent Shares or options to purchase Parent Shares by Company Insiders of Company Shares or options to purchase Company Shares pursuant to the transactions contemplated hereby are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act and (ii) the
         Section 16 Information with respect to the Company prior to the Effective Time, the Board of Directors of Parent, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the Company Insiders of Parent Shares in exchange for Company Shares, and of options to purchase Parent Shares in exchange for shares of Company Shares, and of options to purchase Parent Shares upon assumption and conversion by Parent of options to purchase Company Shares, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

                  (b) "SECTION 16 INFORMATION" shall mean information accurate in all respects regarding the Company Insiders, the number of Company Shares or other Company equity securities deemed to be beneficially owned by each Company Insider and expected to be exchanged for Parent Shares or options to purchase Parent Shares in connection with the Merger.

                  (c) "COMPANY INSIDERS" shall mean those officers and directors of Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in Section 16 Information.

         6.16 FORM S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options to the extent Form S-8 is available within ten (10) business days after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or rights remain outstanding.

         6.17 NNM LISTING. Parent shall take all actions reasonably necessary to cause Parent and the Parent Common Stock to become in compliance with the NNM's listing criteria and shall use its reasonable best efforts to cause the Parent Shares to be issued in the Merger or upon exercise of Company Options and Additional Options to be listed for trading on the NNM, subject to notice of official issuance thereof, prior to the Closing. Parent shall promptly notify the Company of, and if in writing, furnish the Company with the copies of (or, in the case of material oral communications, advise the Company orally of) any communications from or with the NNM with respect to Parent's and the Parent Common Stock's satisfaction of the NNM's listing criteria.

         6.18 COMPANY RIGHTS AGREEMENT. The Board of Directors of the Company shall take all further action (in addition to that referred to in SECTION 5.2(aa)) reasonably requested in writing by Parent (including redeeming the Company Rights immediately prior to the Effective Time of the Merger or amending the Company Rights Agreement) in order to render the


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Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as expressly provided in this Agreement or as reasonably requested in writing by Parent, and subject to SECTION 6.1 hereof, the Board of Directors of the Company shall not: (i) amend the Company Rights Agreement or (ii) take any action with respect to, or make any determination under, the Company Rights Agreement (including a redemption of the Company Rights).

         6.19 PARENT RIGHTS AGREEMENT. The Board of Directors of Parent shall take all further action (in addition to that referred to in SECTION 5.1(cc)) reasonably requested in writing by the Company (including redeeming the Parents Rights immediately prior to the Effective Time of the Merger or amending the Parent Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

         6.20 GRANTING OF ADDITIONAL PARENT OPTIONS. At the Effective Time, Parent shall grant options ("ADDITIONAL PARENT OPTIONS") to purchase 6,000,000 shares of Parent Common Stock under the Parent Option Plans less the number of shares of Parent Common Stock issuable as a result of the exercise of options assumed under the Parent Option Plans as a result of the issuance of Company Options pursuant to SECTION 6.1(j)(i), any (excluding options that may be or will in the future be granted under Parent's ESPP) to the individuals and in the amounts as may be determined by the Company, subject to the approval of Parent (which shall not be unreasonably withheld). The Additional Parent Options shall be subject to Parent's standard terms and conditions, including vesting schedules. The exercise price for the Additional Parent Options shall be the Parent Stock Price. The number of Additional Parent Options granted hereunder shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exchangeable for Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time. The Parent Common Stock to be issued upon the exercise of such Additional Parent Options has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of Parent's applicable stock option plan, will be duly and validly issued, fully paid, nonassessable, free of any liens or encumbrances (other than any liens or encumbrances created by the holder thereof) and free of restrictions on transfer.

         6.21 EMPLOYEE BENEFIT PLANS. Effective as of the Effective Time and until the date 18 months following such time, Parent shall provide the employees (and their dependents) of the Company and any employee (and their dependents) of any Subsidiary of the Company (collectively, "CONTINUING EMPLOYEES") for so long as such Continuing Employees are employed by the Company or any Subsidiary of the Company with the types and levels of benefits maintained by Parent for similarly situated employees (and their dependents) of Parent; provided, however, that such benefits shall, in the aggregate, be no less favorable than the types and levels of benefits as were provided by Company to Continuing Employees (and their dependents) prior to the Effective Time ("COMPANY PARTICIPANT") "and that any benefits provided to Continuing Employees whose employment is terminated within 18 months following the Effective Date pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) shall not be less favorable than such benefits provided to terminating employees of the Company immediately prior to the Effective Date." Each participant (including without


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limitation all dependents) in the health benefit plans of the Company ("COMPANY
PARTICIPANT") who continues to be employed by Parent (or any of its subsidiaries) immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for all purposes (including without limitation) for eligibility to participate and vesting under any employee benefit plan of Parent for years of service with the Company (and its subsidiaries and predecessors) prior to the Effective Time, except to the extent where such credit would result in duplication of benefits. Parent shall cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Company Participants and their eligible dependents and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent Plans in which they are eligible to participate after the Effective Time. Notwithstanding the foregoing, immediately following the Effective Time, Continuing Employees shall (i) continue to participate in the 401(k) plan of the Company or shall be permitted to participate in the 401(k) plan of Parent and (ii) shall continue to Participate in the Company ESPP or shall be permitted to Participate in the Parent ESPP. Parent shall take all actions necessary to ensure such Continuing Employee's participation in such plans of the Effective Time.

         6.22 ADDITIONAL COMPANY COVENANT. If the Closing shall occur on or before June 30, 2002, the Company's cash and cash equivalents shall equal an amount no less than $98,000,000, provided, however, that if such closing shall occur after June 30, 2002 and on or before August 5, 2002, the Company's cash and cash equivalents shall equal an amount no less than $98,000,000.

         6.23 ADDITIONAL PARENT COVENANT. If the Closing shall occur on or before June 30, 2002, Parent's cash and cash equivalents shall equal an amount no less than $52,000,000; provided, however, that if such closing shall occur after June 30, 2002 and on or before August 5, 2002, Parent's cash and cash equivalents shall equal an amount no less than $52,000,000.

                                   ARTICLE VII

                                   CONDITIONS

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction, or waiver by each of the Parties, of the following conditions:

                  (a) this Agreement and the Merger shall have been approved and adopted by the requisite vote under applicable law of the stockholders of the Company and the issuance of Parent Shares pursuant to the Merger and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Parent to the extent required by the rules and regulations of the NNM;

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

                  (b) the SEC shall have declared the S-4 Registration Statement effective; no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Parties;

                  (c) no judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or making the Merger illegal (collectively, "RESTRAINTS") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity preventing the consummation of the Merger; provided, however, that each of the Parties shall have used reasonable efforts to prevent the entry of such Restraints and to appeal as promptly as possible any such Restraints that may be entered; and

                  (d) the waiting period(s) under the HSR Act, if applicable, and all applicable material foreign antitrust, competition and merger laws shall have expired or been terminated.

         7.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

                  (a) the representations and warranties of Parent and Merger Sub set forth in SECTION 5.1 hereof shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date),except (i) as otherwise expressly contemplated by this Agreement and (ii) for such failures to be true and correct which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (without for this purpose giving effect to qualifications or limitations as to materiality or the absence of a Material Adverse Effect contained in such representations and warranties), it being understood that for purposes of determining the accuracy of such representations or warranties any update or modification to the Parent Disclosure Schedule made or purported to have been made without the Company's written consent thereto shall be disregarded;

                  (b) Parent and Merger Sub shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (c) Parent shall have delivered to the Company a certificate of a duly authorized officer to the effect that each of the conditions specified in SECTION 7.1 (as it


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         relates to Parent) and clauses (a), (b) and (d) of this Section 7.2 has been satisfied in all respects;

                  (d) if Parent does not otherwise meet the NNM listing criteria at such time as all other conditions set forth in this Article VII have been satisfied, Parent shall have obtained the requisite stockholder approval to effect a reverse stock split such that immediately following Parent's election to effectuate such approved reverse stock split, the necessity and time of which shall be determined in Parent's sole discretion, Parent and the Parent Common Stock shall meet the NNM's listing criteria;

                  (e) Robert Gett shall have been appointed to Parent's Board of Directors effective upon and subject to the Effective Time;

                  (f) the Company shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, its tax counsel, in form and substance reasonably satisfactory to it, dated the Closing Date, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of
         Section 368(a) of the Code; provided, however, that if Wilson Sonsini Goodrich & Rosati, Professional Corporation, does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if Katten Muchin Zavis Rosenman renders such opinion to the Company. The Company agrees to make such reasonable representations as may be requested by tax counsel in connection with the opinions referred to above; and

                  (g) the Alliance Agreement by and between Parent and Microsoft Corporation, dated as of January 28, 2000, as amended on March 29, 2000, shall have been terminated or amended to remove Parent's (i) $50.0 million obligation related to the creation of an incubator and
         (ii) $4.0 million obligation related to co-marketing programs, such that the sole obligation under such agreement shall be a $15.0 million purchase requirement by Parent and its Subsidiaries;

         7.3 CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligation of Parent to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Parent to the extent permitted by applicable law:

                  (a) the representations and warranties of Company set forth in
         SECTION 5.2 shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except (i) for such failures to be true and correct which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (without for this purpose giving effect to qualifications or limitations as to materiality or the absence of a Material Adverse Effect contained in such representations and warranties), PROVIDED, HOWEVER, that such Material Adverse Effect qualifier shall be inapplicable with respect to the representations and warranties of Company contained in SECTIONS 5.2(a),

         (b) AND (d), each of which individually shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) as otherwise expressly contemplated by this Agreement, it being understood that for purposes of determining the accuracy of such representations and warranties any update or modification to the Company Disclosure Schedule made or purported to have been made without Parent's written consent thereto shall be disregarded;

                  (b) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (c) the Company shall have delivered to Parent a certificate of its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified in SECTION 7.1 (as it relates to the Company) and clauses (a) and (b) of this SECTION 7.3 has been satisfied in all respects;

                  (d) Parent shall have received an opinion of Katten Muchin Zavis Rosenman, its tax counsel, in form and substance reasonable satisfactory to it, dated the Closing Date, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code; provided, however, that if Katten Muchin Zavis Rosenman does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Parent and Merger Sub if Wilson Sonsini Goodrich & Rosati, Professional Corporation, renders such opinion to Parent. Parent agrees to make such reasonable representations as may be requested by tax counsel in connection with the opinions referred to above; and

                  (e) the Company shall have received all written consents, assignments, waivers, authorizations or other certificates set forth in
         SECTION 7.3(e) of the Company Disclosure Schedule.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the requisite approval of the stockholders of the Company and, if necessary, the stockholders of Parent, by the mutual written consent of the Company and Parent.

         8.2 TERMINATION BY EITHER THE COMPANY OR PARENT. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either the Company or Parent if:

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                  (a) the Merger shall not have been consummated by August 5,
         2002; provided, however, that the right to terminate this Agreement under this SECTION 8.2(a) shall not be available to any party whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

                  (b) if any Restraint shall be in effect and shall have become final and nonappealable; provided, that the Party seeking to terminate pursuant to this subsection (b), if such Party was named party to the action or proceeding resulting in the Restraint, shall have used reasonable efforts to prevent the entry of such Restraint and to appeal as promptly as possible any such Restraint that may be entered;

                  (c) at the duly held Company Stockholders Meeting (including any adjournments thereof), the requisite approval of the Company's stockholders shall not have been obtained; provided, however, that the Company's right to terminate this Agreement under this SECTION 8.2(c) shall not be available to the Company if the Company has breached or otherwise not complied with its obligations under SECTION 6.1 and 6.4(a); or

                  (d) at the duly held Parent Stockholders Meeting (including any adjournments thereof) the requisite approval of Parent's stockholders shall not have been obtained; provided, however, that Parent's right to terminate this Agreement under this SECTION 8.2(D) shall not be available to Parent if Parent has not complied with its obligations under SECTION 6.4(b).

         8.3 TERMINATION BY THE COMPANY. This Agreement may be terminated by the Company upon written notice to Parent and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, by action of the Board of Directors of the Company, if:

                  (a) Parent shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty shall have become untrue, in either case such that (i) the conditions set forth in
         SECTION 7.2(a) or (b) would not be satisfied as of the time of such breach or failure or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true is incapable of being cured or, if capable of being cured, has not been cured within thirty (30) business days following receipt by Parent of written notice of such failure or breach;

                  (b) (i) the Board of Directors of Parent or any committee thereof shall have withdrawn, or modified in a manner adverse to the Company, its approval or recommendation of the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby, or Parent shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Parent in favor of approval of the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby, (ii) Parent shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Parent in favor of approval of the issuance of Parent Shares in connection with the Merger and the other transactions contemplated hereby, or
         (iii) the Board of Directors of Parent or any committee thereof shall have resolved to do any of the foregoing; or

                  (c) for the purpose of accepting a Company Superior Proposal; provided, that such termination under this Section 8.2(c) shall not be effective unless (x) the Company and its Board of Directors shall have complied in all material respects with their obligations under Section 6.2(b) and the Company shall have paid the Termination Fee pursuant to
         Section 8.5; and (y) the Company provides Parent with at least two (2) business days' prior written notice prior to terminating this Agreement, which notice shall be accompanied by a copy of the proposed acquisition agreement with respect to the Company Superior Proposal that the Company proposes to accept.

         8.4 TERMINATION BY PARENT. This Agreement may be terminated by Parent upon written notice to the Company and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Parent, by action of the Board of Directors of Parent, if:

                  (a) the Company shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty shall have become untrue, in either case such that (i) the conditions set forth in SECTION 7.3(a) or (b) would not be satisfied as of the time of such breach or failure or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true is incapable of being cured or, if capable of being cured, or has not been cured within thirty (30) business days following receipt by the Company of written notice of such failure or breach; or

                  (b) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of the Merger or this Agreement,
         (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company in favor of approval of the Merger and this Agreement, (iii) in connection with a Rule 14d-9 disclosure, the Board of Directors of the Company shall have taken any action other than a rejection of a Rule 14d-9 proposal, (iv) the Board of Directors of the Company or any committee thereof shall have recommended to the Company's stockholders any Company Acquisition Proposal, (v) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing or (vi) any Company Acquisition Proposal is consummated or an agreement with respect to any Company Acquisition Proposal is executed.

         8.5 EFFECT OF TERMINATION; TERMINATION FEE.

                  (a) Except as set forth in this SECTION 8.5, in the event of termination of this Agreement by either Parent or the Company as provided in this Article VIII, this


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         Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective affiliates, officers, directors or stockholders, except (x) with respect to the treatment of confidential information pursuant to
         SECTION 6.6, the payment of expenses pursuant to SECTION 9.1, and
         Article IX generally, (y) to the extent that such termination results from a breach of a Party of any of its covenants or agreements in this Agreement or (z) with respect to any intentional misrepresentations in connection with or pursuant to this Agreement or the transactions contemplated hereby.

                  (b) In the event that this Agreement is terminated (i) by the Company pursuant to SECTION 8.3(c) or (ii) by Parent pursuant to
         SECTION 8.4(b), then the Company shall promptly, but in no event later than the date of such termination by the Company or the fifth (5th) business day after such termination by Parent, as applicable, pay Parent a fee equal to $2,680,000 (the "TERMINATION FEE") payable by wire transfer in immediately available funds. In the event that this Agreement is terminated by either the Company or Parent (i) pursuant to
         SECTION 8.2(c), or (ii) pursuant to SECTION 8.2(a) due to the Company Stockholders Meeting not occurring as a result of a Company Acquisition Proposal, then the Company shall promptly, but in no event later than the fifth (5th) business day after the later to occur of such termination or the receipt of the Parent Fees and Expenses Statement referred to below, pay to Parent an amount equal to the out-of-pocket fees and expenses incurred by Parent and Merger Sub in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, reasonable attorney's fees and expenses, reasonable advisor fees and expenses and printing, mailing and solicitation costs and expenses) through the date of termination of this Agreement (the "PARENT FEES AND EXPENSES"), which shall be supported by reasonable documentation of such fees and expenses provided by Parent to the Company (the "PARENT FEES AND EXPENSES STATEMENT"); provided, further, that if (i) the Company shall have received a Company Acquisition Proposal from any Person or group which shall not have expired or been revoked prior to such termination of this Agreement and (ii) within twelve (12) months after such termination a Company Acquisition Proposal is consummated or the Company shall have entered into an agreement with respect to a Company Acquisition Proposal which is subsequently consummated, then the Company shall pay to Parent an amount equal to the Termination Fee less any Parent Fees and Expenses paid previously by the Company pursuant to this SECTION 8.5 within five (5) business days after the consummation of such Company Acquisition Proposal, payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this SECTION 8.5(B) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement, and accordingly, if the Company fails promptly to pay the amount due pursuant to this SECTION 8.5(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this SECTION 8.5(b), the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.



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                  (c) In the event that (i) this Agreement is terminated by
         either the Company or Parent pursuant to SECTION 8.2(d) and at the time of the Parent Stockholders Meeting there existed a Parent Acquisition Proposal (as defined below), (ii) this Agreement is terminated by the Company pursuant to SECTION 8.3(b), or (iii) this Agreement is terminated by the Company pursuant to SECTION 8.2(a) or 8.3(a) as a result of the condition to the Company's obligation to consummate the Merger set forth in SECTION 7.2(d) not being satisfied, then Parent shall promptly, but in no event later than the fifth (5th) business day after the date of such termination, pay the Company a fee equal to the Termination Fee, payable by wire transfer of same day funds. In the event that this Agreement is terminated by either the Company or Parent pursuant to SECTION 8.2(d) and at the time of the Parent Stockholders Meeting there did not exist a Parent Acquisition Proposal, then Parent shall promptly, but in no event later than the fifth (5th) business day after the later to occur of such termination or the receipt of the Company Fees and Expenses Statement referred to below, pay to the Company an amount equal to the out-of-pocket fees and expenses incurred by the Company in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, reasonable attorney's fees and expenses, reasonable advisor fees and expenses and printing, mailing and solicitation costs and expenses) through the date of termination of this Agreement, which shall be supported by reasonable documentation of such fees and expenses provided by the Company to Parent (the "COMPANY FEES AND EXPENSES STATEMENT"). Parent acknowledges that the agreements contained in this SECTION 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement, and accordingly, if Parent fails promptly to pay the amount due pursuant to this SECTION 8.5(c), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the fee set forth in this SECTION 8.5(c), Parent shall pay to the Company its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. As used herein, the term "PARENT ACQUISITION PROPOSAL" shall mean any inquiry, proposal or offer relating to any (i) merger, consolidation, business combination, or similar transaction involving Parent, (ii) sale, lease or other disposition, directly or indirectly, of all or a substantial portion of the assets or revenues of Parent and its Subsidiaries, taken as a whole in one or more transactions, (iii) issuance, sale, or other disposition of a majority of the voting equity securities (or options, rights or warrants to purchase such securities, or securities convertible into such securities) of Parent, (iv) liquidation, dissolution, recapitalization or other similar type of transaction with respect to Parent, (v) tender offer or exchange offer for a majority of the voting equity securities of Parent; or (vi) other transaction which is similar in form, substance or purpose to any of the foregoing transactions in the case of (i), (ii), (iii), (iv), (v) or (vi) above, which transaction would result in a third party (or its stockholders) acquiring more than fifty percent (50%) of the voting power of, or economic interest in, Parent or the assets representing more than fifty percent (50%) of the net income, net revenue or assets of Parent on a consolidated basis, provided, however, that the term "PARENT ACQUISITION PROPOSAL" shall not include the Merger and the transactions contemplated hereby.

                  (d) In the event both Parent and the Company would otherwise be entitled to receive the Termination Fee under this SECTION 8.5 in connection with the termination of this Agreement, neither party shall be required to make any payment under this SECTION 8.5.

                  (e) If this Agreement is terminated under circumstances in which Parent or the Company is entitled to receive the Termination Fee,
         (i) the obligation to pay the Termination Fee shall survive the termination of this Agreement and (ii) the payment of the Termination Fee shall be the sole and exclusive remedy available to Parent or the Company, as applicable. Notwithstanding anything to the contrary contained herein, in the event of a willful breach by a Party of any covenant contained in this Agreement, the other Party hereto shall have all rights, powers and remedies against the other party that may be available at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

                                   ARTICLE IX

                            MISCELLANEOUS AND GENERAL

         9.1 PAYMENT OF EXPENSES. Whether or not the Merger shall be consummated, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby (the "TRANSACTION EXPENSES").

         9.2 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in SECTIONS 5.1 and 5.2 hereof shall not survive beyond the Effective Time or a termination of this Agreement, except to the extent a willful breach of such representation or intentional or Knowing misrepresentation formed the basis for such termination. This SECTION 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement pursuant to ARTICLE VIII, including the payment of any Termination Fee.

         9.3 MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the Parties, by resolution of their respective Board of Directors, may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties; provided, however, that after approval of the Merger by the stockholders of either the Company or Parent is obtained, no amendment which requires further stockholder approval shall be made without such approval of stockholders.



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

         9.4 WAIVER OF CONDITIONS. The conditions to each of the Parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         9.5 COUNTERPARTS. For the convenience of the Parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.6 Governing Law; Jurisdiction.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  (b) Each of Parent, Merger Sub and the Company hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state.

                  (c) Each of Parent, Merger Sub and the Company waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on FORUM NON CONVENIENS) to the location of the court in any proceeding commenced in accordance with this SECTION 9.6.

         9.7 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other Parties shall be deemed delivered upon actual receipt and shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, reputable overnight courier, or by facsimile transmission (with a confirming copy sent by reputable overnight courier), as follows:

         (a) if to Parent or Merger Sub, to:

                   divine, inc.
                   1301 N. Elston Avenue
                   Chicago, Illinois  60622
                   Attention:  Jude M. Sullivan
                   Facsimile:  (773) 394-6603


                   with a copy to:
                   Katten Muchin Zavis Rosenman
                   525 West Monroe Street
                   Suite 1600
                   Chicago, Illinois  60661-3693

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

                   Attention:  Jeffrey R. Patt
                   Facsimile:  (312) 902-1061

         (b) if to the Company, to:

                   Viant Corporation
                   89 South Street
                   Boston, Massachusetts  02111
                   Attention:  Robert Gett
                   Facsimile:  (617) 531-3708

                   with a copy to:
                   Wilson Sonsini Goodrich & Rosati
                   650 Page Mill Road
                   Palo Alto, California  94304-1050
                   Attention:  Issac J.  Vaughn
                   Facsimile:  (650) 493-6811

or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

         9.8 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including the Exhibits and Disclosure Schedules, together with the Confidentiality Agreement,
(i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise (and any attempt to do so shall be void).

         9.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article IV hereof and other than as contemplated in SECTIONS 6.13, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         9.10 Certain Definitions. As used herein:

                  (a) "COMPANY OPTIONS" means each outstanding and unexercised option to purchase Company Shares under any Company Option Plan or otherwise.

                  (b) "COMPANY RIGHT" means the right, issued pursuant to the Company Rights Agreement, to purchase one one-thousandth (0.001) of a share of Series A Participating Preferred Stock.

                  (c) "COMPANY RIGHTS AGENT" means Fleet National Bank, as rights agent, under the Company Rights Agreement.

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

                  (d) "COMPANY RIGHTS AGREEMENT" means the Preferred Stock Rights Agreement, dated as of March 27, 2001, by and between the Company and Fleet National Bank, as rights agent.

                  (e) "COMPANY SIGNIFICANT TAX AGREEMENT" is any agreement to which the Company or any Subsidiary of the Company is a party under which the Company or any Subsidiary could reasonably be expected to be liable to another party under such agreement in an amount in excess of $25,000 in respect of Taxes payable by such other party to any taxing authority.

                  (f) "ENCUMBRANCE" means any claim, lien, pledge, charge, security interest, equitable interest, option, right of first refusal or preemptive right, condition, or other restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

                  (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (h) "GOVERNMENTAL ENTITY" means the United States or any state, local or foreign government, or instrumentality, division, subdivision, agency, department or authority of any thereof.

                  (i) "KNOWLEDGE" and "KNOWING" with respect to a party hereto shall mean the actual knowledge of any of the executive officers and directors of such party, provided that such persons shall have made due and diligent inquiry of those officers and other managers of such party and its Subsidiaries who are responsible for the matters represented.

                  (j) "MATERIAL ADVERSE EFFECT" shall mean any adverse change in the business, operations, liabilities (contingent or otherwise), results of operations, prospects, financial performance or condition of Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as the case may be, which is material to (1) (A) Parent and its Subsidiaries, taken as a whole, or (B) Parent's software business or managed hosting business or (2) the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however, that in no event shall any of the following, in and of themselves, constitute a Material Adverse Effect: (i) any change in or effect on the business of Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as applicable, to the extent caused by, relating to or resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement or pendency thereof;
         (ii) any change in the market price or trading volume of the Company Shares or Parent Common Stock, as applicable, on or after the date of this Agreement; or (iii) any change, effect or occurrence attributable to the United States economy as a whole, the industries in which Parent or the Company, as applicable, compete or the foreign economies where Parent or the Company, as applicable, have material operations or sales or (iv) the receipt by any Party of any notice regarding de-listing of such Party's stock from the NNM.



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

                  (k) "PARENT RIGHTS AGREEMENT" the Rights Agreement, dated as of February 12, 2001, by and between Parent and Computershare Investor Services, LLC, as rights agent, as amended by Amendment No. 1 to Rights Agreement, dated as of July 8, 2001, and Amendment No. 2 to Rights Agreement, dated as of August 15, 2001.

                  (l) "PARENT SIGNIFICANT TAX AGREEMENT" is any agreement to which the Parent or any Subsidiary of the Parent is a party under which the Parent or any Subsidiary could reasonably be expected to be liable to another party under such agreement in an amount in excess of $25,000 in respect of Taxes payable by such other party to any taxing authority.

                  (m) "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or Governmental Entity.

                  (n) "RETURNS" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and any claims for refund for Taxes, including any amendments or supplements to any of the foregoing.

                  (o) "SUBSIDIARY" shall mean (i) any entity of which fifty percent (50%) or more of the outstanding voting securities or interests are owned directly or indirectly by a Party; (ii) any entity of which 50% of the economic interests, in the case of partnerships or limited liability companies, are owned directly or indirectly by a Party; (iii) any entity as to which a Party (through any entity or otherwise) directly or indirectly has the power to control, by contract or otherwise an entity; (iv) any entity in which a Party (A) may appoint a controlling portion of the board of directors (by contract or otherwise) of any entity, (B) may appoint or nominate representative(s) to the board of directors of any entity and such appointees or nominees have a disproportionate voting power relative to the other directors residing on such board of directors or (C) controls a block of equity or other interest which enable such party to approve or disapprove the capitalization, liquidation, reorganization, merger or sale of all or substantially all of the assets of an entity; or (v) with respect to Parent, Northern Light Technologies and Delano Technology Corporation.

                  (p) "TAX" or "TAXES" refers to any and all federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including without limitation taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, net worth, capital stock, withholding, payroll, social security, recapture, employment, excise, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity, in any case, whether challenged or not; provided, however, that the term "TAX" or "TAXES" shall not be deemed to include claims by any governmental authority under an escheat, unclaimed property, or similar provision of applicable law.



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         9.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

         9.12 SPECIFIC PERFORMANCE. The Parties acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the Parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         9.13 RECOVERY OF ATTORNEY'S FEES. In the event of any litigation between the Parties relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs (including court costs) from the non-prevailing party, provided that if both Parties prevail in part, the reasonable attorney's fees and costs shall be awarded by the court in such manner as it deems equitable to reflect the relative amounts and merits of the Parties' claims.

         9.14 CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         9.15 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be used against any party hereto.

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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first hereinabove written.

                                         DIVINE, INC.


                                         By: /s/ Andrew J. Filipowski
                                            ------------------------------------
                                            Name:  Andrew J. Filipowski
                                            Title: Chairman and Chief
                                                   Executive Officer



                                         DVC ACQUISITION COMPANY


                                         By: /s/ Andrew J. Filipowski
                                            ------------------------------------
                                            Name:  Andrew J. Filipowski
                                            Title: Vice President



                                         VIANT CORPORATION


                                         By: /s/ Robert L. Gett
                                            ------------------------------------
                                            Name:  Robert L. Gett
                                            Title: Chairman and Chief
                                                   Executive Officer



























       [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION]